                                                                   Exhibit 10.16



                                  DEED OF LEASE

                                 BY AND BETWEEN

                             WESTWOOD CENTER, L.L.C.

                                  ("LANDLORD")

                                       AND


                               SAGE NETWORKS, INC.
                             A DELAWARE CORPORATION

                                   ("TENANT")

                                       AT


                           8619 WESTWOOD CENTER DRIVE
                             TYSONS CORNER, VIRGINIA
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                                TABLE OF CONTENTS


     1.  TERMS.   1

     2.  PAYMENT OF BASE RENT & ADDITIONAL RENT      6

     3.  SECURITY DEPOSIT  6

     4.  USES; TENANT COVENANTS     7

     5.  ENVIRONMENTAL PROVISIONS; RECYCLING7

     6.  LATE CHARGES; INTEREST     11

     7.  REPAIRS AND MAINTENANCE    12

     8.  UTILITIES AND SERVICES     13

     9.  OPERATING COSTS   14

     10. REAL ESTATE TAXES 18

     11. ADDITIONAL PROVISIONS; OPERATING COSTS AND REAL ESTATE TAXES  19

     12. TENANT'S INSURANCE         20

     13. LANDLORD'S INSURANCE       22

     14. DAMAGE OR DESTRUCTION      22

     15. MACHINERY AND EQUIPMENT; ALTERATIONS AND ADDITIONS; REMOVAL OF
         FIXTURES        24

     16. ACCEPTANCE OF PREMISES     25

     17. TENANT IMPROVEMENTS        25

     18. ACCESS   26

     19. MUTUAL WAIVER OF SUBROGATION       27

     20. INDEMNIFICATION   27
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     21. ASSIGNMENT AND SUBLETTING  28

     22. ADVERTISING       30

     23. LIENS    30

     24. DEFAULT  30

     25. SUBORDINATION     35

     26. SURRENDER OF POSSESSION    36

     27. NON-WAIVER        36

     28. HOLDOVER 36

     29. CONDEMNATION      37

     30. NOTICES  37

     31. MORTGAGEE PROTECTION       38

     32. COSTS AND ATTORNEYS' FEES  38

     33. BROKERS  38

     34. LANDLORD'S LIABILITY       39

     35. ESTOPPEL CERTIFICATES      39

     36. FINANCIAL REPRESENTATIONS AND INFORMATION   40

     37. TRANSFER OF LANDLORD'S INTEREST    40

     38. RIGHT TO PERFORM  40

     39. COMMON AREAS      41

     40. SALES AND AUCTIONS         41

     41. ACCESS TO ROOF    41

     42. ACCESS   42

     43. AUTHORITY OF LANDLORD AND TENANT   43
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     44. NO ACCORD OR SATISFACTION  43

     45. LEGAL REQUIREMENTS         43

     46. PARKING  43

     47. GENERAL PROVISIONS         43

     48. RULES AND REGULATIONS      45

     49. ARBITRATION       45

     50. WAIVER OF JURY TRIAL       47

     51. RENEWAL TERM      47


     EXHIBIT A                 Location and Dimensions of Premises
     EXHIBIT B                 Description of Land
     EXHIBIT C                 Construction Provisions
     EXHIBIT D                 Rules and Regulations
     EXHIBIT E                 Declaration of Lease Commencement
     EXHIBIT F                 Form of Estoppel Certificate
     EXHIBIT G                 Tenant Financial Information
     EXHIBIT H                 Existing Equipment/Fixtures

                                  DEED OF LEASE


              THIS DEED OF LEASE ("Lease") is made as of the 11th day of February, 1999, by and between WESTWOOD CENTER, L.L.C., a Delaware limited liability company ("Landlord"), and SAGE NETWORKS, INC., a Delaware corporation ("Tenant").

                                R E C I T A L S:

              Landlord, for and in consideration of the rents and all other charges and payments hereunder and of the covenants, agreements, terms, provisions and conditions to be kept and performed hereunder by Tenant, grants and conveys to Tenant, and Tenant hereby hires and takes from Landlord, a leasehold interest in the premises described below ("Premises"), subject to all matters hereinafter set forth and upon and subject to the covenants, agreements, terms, provisions and conditions of this Lease for the term hereinafter stated.

              NOW THEREFORE Landlord and Tenant hereby agree to the following:

I.       TERMS.

         A. Premises. (a) The premises demised by this Lease will consist of approximately 13,171 rentable square feet of space (the "Premises") measured by Landlord's architect in accordance with the 1989 Washington, D.C. Commercial Association of Realtors ("WDCAR") Standard Method of Measurement, and shall be comprised of suite _____ on the first floor in that building located at 8619 Westwood Center Drive, McLean, Fairfax County, Virginia (the "Building"), together with the right to the use of not more than forty nine (49) parking spaces located in the adjacent parking facility (including any parking structure and/or surface lot as may exist for the Building from time to time), and the non-exclusive use of various Common Areas (as defined in Section 39 hereof), as more particularly set forth herein. The land upon which the Building is situated, which is generally depicted on the diagram attached hereto as Exhibit B (the "Site Plan") and incorporated herein by reference, shall be referred to hereinafter as the "Land". The Land and the Building are collectively referred to herein as the "Project". The location and dimensions of the Premises are shown on the conceptual floor plans attached hereto as Exhibit A and incorporated herein by reference. No easement for light or air is incorporated in or intended to be conveyed with the Premises.

         (b) Upon completion of the final plans and specifications for the Premises, Landlord shall deliver to Tenant a certificate indicating the total square footage of the Premises based upon an opinion of a registered architect. Tenant, or its representatives, shall have the right to access, review and remeasure the Premises; provided, however, Tenant shall give notice exercising such right within fifteen (15) days after receipt of the Landlord's notice or Tenant shall be deemed to have waived that right. If Tenant's remeasurement discloses a
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discrepancy of more than one and one-half percent (1-1/2%), then the Lease shall be adjusted in accordance with such remeasurement unless Landlord disputes the results of Tenant's remeasurement, in which event, prior to the remeasurement being considered effective, the question of such measurement shall be submitted to Arbitration in accordance with Section 49 hereof, (provided that in such event the initial two arbitrators shall be each of Landlord's and Tenants architects, the third arbitrator must also be a licensed architect), and rather than the determination of the third arbitrator being binding, the square footage of the Premises shall be deemed to be the average of the determinations of those two architects whose determinations are the closest, with the third to be disregarded. If the remeasurement (or, if disputed, Arbitration) establishes that there was a discrepancy adverse to Tenant of more than three percent (3%) or more, then Landlord shall reimburse Tenant for the reasonable and actual cost of remeasurement and of any Arbitration within thirty (30) days after invoice therefor, and if the remeasurement establishes that there was a discrepancy of less than three percent (3%), then Tenant shall reimburse Landlord for the reasonable Arbitration expenses within thirty (30) days after invoice therefor. The foregoing shall not affect the Commencement Date of this Lease, and pending resolution pursuant hereto, Base Rent paid hereunder shall be based upon the estimate set forth above. Further the foregoing measurement (i) shall only be available as of substantial completion and not thereafter, and (ii) shall cause adjustment in the amount of the Allowance (as defined in Exhibit C) and in Tenant's Share.

         B. Tenant's Share. "Tenant's Share" shall mean a fraction, the numerator of which is the total rentable square footage of the Premises as determined in accordance with Section 1.1 hereof, and the denominator of which is 97,081, representing the total rentable square footage of the Building. No adjustment shall be made for space within the Project occupied by any building engineer(s) or similar on-site property management or operational personnel, provided any such space will be located within a core area location to be determined within the reasonable judgment of Landlord.

         C. Lease Term. The term of this Lease (the "Term" or "Lease Term") shall commence on the "Commencement Date" as defined in Section 1.4 below (and as more fully set forth in Exhibit C hereto), and shall expire one hundred twenty (120) months after the Commencement Date (the "Lease Expiration Date"); provided that if the Commencement Date is a date other than the first day of a calendar month, the Lease Term shall run for the number of months set forth above from the first day of the calendar month following the Commencement Date.

         D. Commencement Date.

                  1. The "Commencement Date" shall be ninety (90) days after the date upon which Landlord delivers the Notice of Possession (as defined in Exhibit C attached hereto) to Tenant, and Tenant is able to enter the Premises for the purposes of performing Tenant's Work therein as identified in Exhibit C attached hereto. Notwithstanding the foregoing, for purposes of this Lease, the term "Commencement Date" shall also mean any adjusted Commencement Date which may be established pursuant to the provisions of this
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Lease. Landlord and Tenant hereby agree to execute a Declaration, in the form attached hereto as Exhibit E, to confirm the Commencement Date. Tenant's failure to execute said Declaration shall not affect the Commencement Date, or the Lease Expiration Date, as the same may be determined by the terms of this Lease.

         E. Base Rent. The base rent payable by Tenant hereunder ("Base Rent") is set forth in this Section 1.5.1, below. The Base Rent payable to Landlord is in addition to (and not to be reduced by) any payment of Additional Rent (as hereinafter defined) hereunder. Base Rent is "net" of electrical service which will be contracted for and paid directly by Tenant. Base Rent shall be payable monthly, in equal monthly installments, in advance, on the first day of each calendar month of the Term, without prior notice, demand, deduction or offset.

     1.5.1 Subject to the provisions of Section 1.5.2 below, the annual Base Rent for the Premises (monthly installments of which may be referred to herein as "Monthly Base Rent") for the initial Lease Year of the Term shall be Twenty Three Dollars and Fifty Cents ($23.50) per square foot of the Premises. Thereafter, as of the first twelve (12) month anniversary of the Commencement Date and each annual anniversary thereafter, the Base Rent shall be increased to an amount equal to one hundred three percent (103%) of the Base Rent for the immediately preceding Lease Year.

     1.5.2 In the event Tenant exercises its Renewal Option in accordance with Section 51 of this Lease, Base Rent and escalations for the Renewal Term under this Lease shall be as set forth in Section 51 below.

         F. Additional Rent. Tenant's Share of Real Estate Taxes (as defined in
Section 10), Operating Costs (as defined in Section 9) and any other sum owed or reimbursable by Tenant to Landlord under this Lease (excluding Base Rent) shall be considered additional rent hereunder (collectively "Additional Rent"), and, except for items of Additional Rent for which demand is required pursuant to the express terms of this Lease, shall be payable without demand, set-off or deduction. Estimates of those items of Additional Rent described in Section 9 and Section 10 of this Lease shall be provided by Landlord to Tenant in accordance with the terms of Sections 9 and 10 hereof, and shall be payable monthly, in advance, on the first day of each calendar month of the Term, together with Tenant's monthly payment of Base Rent, without demand, set-off or deduction.

         G. Notice and Payment Addresses. Any notices under this Lease shall be governed by the terms of Section 30, below. The notice addresses of the parties are as follows:

If to Landlord:       c/o Faison & Associates, Inc.
                      1900 Interstate Tower
                      121 West Trade Street
                      Charlotte, North Carolina 28202
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And a copy to:        J. Richard Saas, Esq.
                      Tenenbaum & Saas, P.C.
                      4330 East West Highway
                      Suite 1150
                      Bethesda, Maryland  20814

If to Tenant:         Both prior to and after the Commencement Date at:
                      Sage Networks, Inc.
                      215 First Street
                      Cambridge, MA   02142
                      ATTN: Rajat Bhargava
                       Chief Operating Officer

And a copy to:        Mr. David Link
                      Sage Networks, Inc.
                      at the Premises

And a copy to:        Bruce S. Klein, General Counsel
                      Sage Networks, Inc.
                      11 Martine Avenue
                      White Plains, NY   10606

Either party may, by ten (10) days' prior written notice to the other, designate a new address to which all notices hereunder shall be directed.

         H. Rent Payment Address. Tenant shall send payments of Base Rent and Additional Rent hereunder to Landlord at the following address, or to such other address of which Landlord may advise Tenant in writing:

     c/o Trammell Crow Real Estate Services, Inc.
     8201 Greensboro Drive
     Suite 600
     McLean, Virginia 22102

         I. Lease Year. Each twelve (12) month period within the Lease Term shall be referred to herein as a "Lease Year." The first Lease Year shall commence on the Commencement Date and terminate on the last day of the twelfth full calendar month after the Commencement Date. Each subsequent Lease Year shall commence on the date immediately following the last day of the preceding Lease Year and shall continue for a period of twelve (12) full calendar months, except that the last Lease Year of the Lease Term shall terminate on the date this Lease expires or is otherwise terminated.

         J. Deed of Lease. To the extent required under applicable law to make this Lease legally effective, this Lease shall constitute a deed of lease.

         II.  PAYMENT OF BASE RENT & ADDITIONAL RENT.

Tenant shall pay Landlord the Base Rent and Additional Rent due under this Lease without prior notice, demand, deduction or offset, in lawful money of the United States. Base Rent and Additional Rent shall be paid at the address noted in
Section 1.8, or to such other party or at such other place as Landlord may hereafter from time to time designate in writing. Base Rent and Additional Rent under this Lease for any partial month at the beginning or end of the Lease Term shall be prorated. Except for monthly installments of estimated Additional Rent as set forth in Sections 9 and 10 of this Lease, or as otherwise provided in this Lease, all payments of Additional Rent shall be paid no later than ten (10) business days after the date Landlord notifies Tenant in writing of the amount thereof. In the event of any dispute concerning the computation of the amount of any Additional Rent due, Tenant shall pay the amount specified by Landlord pending the resolution of the dispute, and, subject to Section 9.4 hereof, such payment shall be without prejudice to Tenant's right to continue to challenge the disputed computation.

         III. SECURITY AND ADVANCE DEPOSIT.

         A. Security Deposit. Simultaneously with the execution of this Lease by Tenant, Tenant shall provide Landlord with a security deposit in an amount equal to One Hundred Fifty Thousand Dollars ($150,000.00) (the "Security Deposit"). The Security Deposit shall constitute security for payment of Base Rent and Additional Rent and for any and all other obligations of Tenant under this Lease. If Tenant defaults, beyond any applicable cure period, with respect to any covenant or condition of this Lease, including but not limited to the payment of Base Rent, Additional Rent or any other payment due under this Lease, and the obligation of Tenant to maintain the Premises and deliver possession thereof back to Landlord at the expiration or earlier termination of the Lease Term in the condition required herein, then Landlord may (without any waiver of Tenant's default being deemed to have occurred) apply all or any part of the Security Deposit to the payment of any sum in default beyond any applicable cure period, or any other reasonable sum which Landlord may be required or deem necessary to spend or incur by reason of Tenant's default, or to satisfy in part or in whole any damages suffered by Landlord as a result of Tenant's default which continues to exist beyond any applicable cure period. In the event of such application, Tenant shall promptly deposit with Landlord the amount necessary to restore the Security Deposit to the full amount set forth above. The parties expressly acknowledge and agree that the Security Deposit is not an advance payment of Base Rent or Additional Rent, nor a measure of Landlord's damages in the event of any default by Tenant. If Tenant shall have fully complied with all of the covenants and conditions of this Lease, but not otherwise, the amount of the Security Deposit then held by Landlord shall be repaid to Tenant within thirty (30) days after the expiration or sooner termination of this Lease. In the event of a sale or transfer of Landlord's estate or interest in the Building, Landlord shall transfer the Security Deposit to the purchaser or transferee, and upon such transfer Landlord shall be considered released by Tenant from all liability for the return of the Security Deposit, provided such assignee assumes all prospective liability of Landlord hereunder. The Security Deposit shall
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be posted in cash or by letter of credit, and, if in the form of letter of credit shall be a clean, irrevocable letter of credit from an institution and in form and substance reasonably satisfactory to Landlord in all respects. If in the form of letter of credit, the same shall be "evergreen" and shall be renewed automatically on an annual basis throughout the Term (or, alternatively, a replacement letter of credit shall be furnished to Landlord, which letter of credit must satisfy all of the conditions set forth above and which replacement letter of credit shall be delivered not later than thirty (30) days prior to the then scheduled expiry date of the existing letter of credit); failing which Landlord shall be entitled to draw thereon and hold the proceeds therefrom in cash as the Security Deposit hereunder.

3.2 Advance Deposit. Simultaneously with the execution of this Lease by Tenant, Tenant shall deposit with Landlord the sum of $27,439.00 as a deposit of the first month's Rent (the "Advance Deposit"), which shall be applied by Landlord on behalf of the Tenant to the payment of the first month's Rent when due and payable. Any good faith deposit made at the time Tenant executed and delivered to Landlord any letter of intent or proposal to lease shall be applied toward the amount of the Advance Deposit. The Advance Deposit, prior to its being applied to the payment of monthly Rent, shall constitute security for the payment and performance by Tenant of all of Tenant's obligations, covenants, conditions and agreements under this Lease, but shall not be deemed liquidated damages, but shall be applied in reduction of Tenant's total obligation(s) to Landlord.

3.3 No Separate Account. Landlord shall not be obligated to hold the Security Deposit (if converted to cash) or the Advance Deposit in a separate account from other Building or Project funds.

3.4 Reduction of Security Deposit. Provided that no Default or Event of Default then exists by or on behalf of Tenant hereunder, and further provided that there then exists no condition or situation which, with the giving of notice or the passage of time could constitute a default or Event of Default by or on behalf of Tenant hereunder, commencing as of the fourth annual anniversary of the Commencement Date and continuing (subject to the foregoing condition) on each annual anniversary thereafter, Tenant shall have the right to reduce the Security Deposit by an amount equal to twenty-five percent (25%) of the amount of the original Security Deposit such that, provided the foregoing condition is met, as of the expiration of the seventh (7th) Lease Year, the Security Deposit shall be extinguished. In the event the Security Deposit is in the form of a letter of credit, such reduction shall take place by replacement letter of credit in form and substance consistent with Section 3.1 above, and Tenant acknowledges and agrees that Landlord shall have no obligation to release the then existing letter of credit to Tenant until an original replacement letter of credit consistent with this Article 3 has been delivered to Landlord.

         IV. USES; TENANT COVENANTS.

         A. Permitted Uses. The Premises are to be used for general office, network operation center and administration purposes and such other uses incidental to such uses and
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consistent with the operation of a first class office building as may be permitted by applicable law, provided such uses shall not include any retail, industrial or manufacturing use.

         B. Other General Use Covenants. Tenant shall not commit or allow to be committed any waste upon the Premises, or any public or private nuisance. Tenant, at its expense, shall comply with all laws relating to its use and occupancy of the Premises and shall observe the Rules and Regulations attached hereto as Exhibit D. No act shall be done in or about the Premises that is unlawful, or which will increase the existing rate of insurance on the Building. To the best of Landlord's knowledge, the proposed use will not increase the existing rate of insurance on the Building. In the event of a breach of the covenant set forth in the immediately preceding sentence regarding insurance rates, Tenant shall cease the activity giving rise to such increase and, to the extent any increased insurance premiums were in fact paid by Landlord as a result of such activity, Tenant shall pay to Landlord any and all such increases in insurance premiums resulting from such breach, provided that so long as Tenant continues to pay such increases in premiums, and provided that the activity giving rise to such increased premiums is an activity permitted under
Section 4.1, above, the continuation of such activity by Tenant shall not be prohibited or constitute a breach of this Lease.

         V. ENVIRONMENTAL PROVISIONS; RECYCLING.

         A. General. Tenant agrees to comply (and to cause its agents, employees, contractors and, while within the Premises, invitees to comply) with any and all applicable Environmental Laws (as defined below) in connection with
(1) Tenant's use and occupancy of the Premises, (2) any use and occupancy of the Premises arising in connection with any assignment of this Lease, or sublease or license of the Premises or any part thereof, and (3) any other fact or circumstance the existence of which legally imposes on Tenant the obligation to so comply therewith. Tenant shall provide all information within Tenant's control requested by Landlord and/or governmental authorities in connection with Environmental Laws or Hazardous Materials (defined below) relating to the matters contemplated in the preceding sentence.

         B. Tenant's Warranties and Covenants

     During the Term and any Renewal Term (as hereafter defined) of the Lease, Tenant warrants, represents and covenants to and with Landlord as follows:

                  1. Tenant will not introduce, or permit or suffer the introduction, within the Premises or the Project of (A) asbestos in any form,
(B) urea formaldehyde foam insulation, (C) transformers or other equipment which contain dielectric fluid containing polychlorinated biphenyls, or (D) except as permitted below, any flammable explosives, radioactive materials or other substance constituting "hazardous materials" or "hazardous wastes" pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.), the Hazardous Materials

Transportation Act, as amended (49 U.S.C. Sections 1801 et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 9601 et seq.) and the regulations adopted and promulgated pursuant thereto, the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or successor legislation thereto, or any other Federal, state or local environmental law, ordinance, rule, regulation and/or other statute of a governmental or quasi-governmental authority relating to pollution or protection of the environment (collectively, "Environmental Laws"). The substances described in (A), (B), (C) or (D) above are hereinafter collectively referred to herein as "Hazardous Materials".

                  2. Except as expressly permitted hereby, the Premises will never be used by Tenant for any activities involving, directly or indirectly, the use, generation, treatment, transportation, storage or disposal of any Hazardous Materials, or to refine, produce, store, handle, transfer, process or transport Hazardous Materials.

                  3. Tenant (A) shall comply with the Environmental Laws and all other applicable laws, rules and regulations or orders pertaining to health, the environment or Hazardous Materials, in so far as such laws pertain to Tenant's use and occupancy of the Premises or the need for such compliance arises due to the acts or omissions of Tenant, its agents, employees, contractors, invitees (while within the Premises), subtenants or assignees, (B) shall not, except as specifically permitted hereby, store, utilize, generate, treat, transport or dispose of (or permit or acquiesce in the storage, utilization, generation, transportation, treatment or disposal of) any Hazardous Materials on or from the Premises, (C) shall cause its agents, employees, licensees, contractors, invitees (while within the Premises), subtenants and assignees to comply with the representations, warranties and covenants herein contained and be responsible for any non-compliance by any such party(ies), (D) agrees that no portion of the Premises will be used by Tenant or any assignee or subtenant of Tenant as a landfill or a dump, and (E) will not install any underground tanks of any type.

                  4. In the event of any future storage, presence, utilization, generation, transportation, treatment or disposal of Hazardous Materials in, on or about the Premises, or in the event of any Hazardous Materials Release (as hereinafter defined) which in either case is attributable, in whole or in part, to the presence of Hazardous Materials existing in, on or about on the Project subsequent to the Commencement Date and is caused, directly or indirectly, by Tenant or Tenant's agents, employees, contractors, licensees, invitees (while within the Premises), sub-tenants or assignees, or is otherwise Tenant's responsibility under the terms of this Lease, Tenant shall, at the direction of Landlord or any federal, state, or local authority or other governmental authority, remove or cause the removal of any such Hazardous Materials and rectify any such Hazardous Materials Release, and otherwise comply or cause compliance with the laws, rules, regulations or orders of such authority, all at the expense of Tenant, including without limitation, the undertaking and completion of all investigations, studies, sampling and testing and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials, on, from or affecting the Premises. If, under such circumstances, Tenant shall fail to proceed with such removal or otherwise comply with such laws, rules, regulations or orders within the cure period permitted under the applicable regulation or order, the same shall constitute a default under this Lease and, upon forty eight (48) hours notice given by Landlord to Tenant, Landlord may, but shall not be obligated to, take such action as may be reasonably necessary under the circumstance to eliminate such Hazardous Materials from the Premises or otherwise comply with the applicable law, rule, regulation or order, acting either in its own name or in the name of Tenant pursuant to this Section, and the cost thereof shall be borne by Tenant and thereupon become due and payable as Additional Rent hereunder; provided, however, that Landlord shall not exercise its self-help rights hereunder, nor exercise any right otherwise provided herein to terminate this Lease or Tenant's right of possession due to Tenant's failure or inability to correct such problem within a time certain as long as Tenant is at all times using its best efforts its efforts to correct the problem (provided however, that if Landlord determines, in its reasonable discretion, that there exists a substantial risk of governmental enforcement action against Landlord, or governmental or third party civil liability to Landlord, if Landlord fails to take independent action immediately to remediate an environmental problem which is otherwise Tenant's responsibility under this Section 5, then Landlord shall, notwithstanding Tenant's continuing best efforts to correct the problem, be entitled to take such independent action, and to recover the reasonable and actual costs associated therewith from Tenant). Tenant shall give to Landlord and its authorized agents and employees access to the Premises for such purposes and hereby specifically grants to Landlord a license to remove the Hazardous Materials and otherwise comply with such applicable laws, rules, regulations or orders, acting either in its own name or in the name of the Tenant pursuant to this Section.

                  5. Landlord represents, warrants and covenants that to the best of its current actual knowledge, as of the date of execution hereof, the Land is free from any Hazardous Materials and is not in violation of any Environmental Laws. Tenant shall not be liable for the performance of any remedial action required, fines, penalties or any other charges which may be assessed relating to any Hazardous Materials in existence at or on the Premises as of the Commencement Date.

                  6. Each of Tenant and Landlord hereby indemnifies and holds the other and their respective shareholders, constituents, subsidiaries, affiliates, officers, directors, partners, employees, agents and trustees harmless from, against, for and in respect of, any and all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of actions, encumbrances, fines, penalties, and costs and expenses suffered, sustained, incurred or required to be paid by any such indemnified party (including, without limitation, reasonable fees and disbursements or attorneys, engineers, laboratories, contractors and consultants) because of, or arising out of or relating to a violation of any of the indemnifying party's representations, warranties and covenants under this Section, including any Environmental Liabilities (as hereinbelow defined) arising therefrom. For purposes of this indemnification clause, "Environmental Liabilities" shall include all costs and liabilities with respect to the presence, removal, utilization, generation, storage, transportation, disposal or treatment of any Hazardous Materials or any release, spill, leak, pumping, pouring, emitting, emptying, discharge, injection, escaping, leaching, dumping or disposing into the environment (air, land or water) of any Hazardous Materials (each a "Hazardous Materials Release"), including without limitation, cleanups, remedial and response actions, remedial investigations and feasibility studies, permits and licenses required by, or undertaken in order to comply with the requirements of, any federal, state or local law, regulation, or agency or court, any damages for injury to person, property or natural resources, claims of governmental agencies or third parties for cleanup costs and costs of removal, discharge, and satisfaction of all liens, encumbrances and restrictions on the Premises relating to the foregoing. The foregoing notwithstanding, the foregoing indemnifications shall not encompass consequential damages or damages related to loss of business or business interruption which may arise on account of the presence of any Hazardous Materials on or about the Project. The foregoing indemnification and the responsibilities of Tenant and Landlord under this Section shall survive the termination or expiration of this Lease.

                  7. Tenant shall promptly notify Landlord in writing of the occurrence of any Hazardous Materials Release or any pending or threatened regulatory actions, or any claims made by any governmental authority or third party, relating to any Hazardous Materials or Hazardous Materials Release on or from the Premises, and shall promptly furnish Landlord with copies of any correspondence or legal pleadings or documents in connection therewith. Landlord shall have the right, but shall not be obligated, to notify any governmental authority of any state of facts which may come to its attention with respect to any Hazardous Materials or Hazardous Materials Release on or from the Premises following consultation with Tenant.

                  8. Tenant agrees that Landlord shall have the right (but not the obligation) to conduct, or to have conducted by its agents or contractors, such periodic environmental inspections of the Project as Landlord shall reasonably deem necessary or advisable from time to time. Landlord shall provide Tenant with no less than seventy-two (72) hours prior notice of any such inspection within the interior of the Premises, except in case of an emergency, in which case only such notice as may be practicable under the circumstance shall be required. The cost of any such inspection shall be borne by Tenant in the event such inspection determines that Tenant has breached the covenants set forth in Section 5.2.3 above.

         C. Permitted Materials. Notwithstanding the foregoing, Tenant and its assignees, subtenants and licensees shall be permitted to store reasonable amounts of Hazardous Materials that are typically used in an ordinary general office use environment such as ordinary cleaners, printer and duplication supplies and similar materials (the "Permitted Materials") provided such Permitted Materials are properly used, stored and disposed of in a manner and location meeting all Environmental Laws. Any such use, storage and disposal shall be subject to all of the terms of this Section (except for the terms prohibiting same), and Tenant shall be responsible for obtaining any required permits and paying any fees and providing any testing required by any governmental agency with respect to the Permitted Materials. If Landlord in its reasonable opinion determines that any Permitted Materials are being improperly stored, used or disposed of, then Tenant shall immediately take such corrective action as requested by Landlord. Should Tenant fail to take such corrective action within three (3) business days of receipt of such notice (or such shorter time as may be set forth in such notice in the event Landlord determines that the same presents a possible threat to person or property within the Building), Landlord shall have the right to perform such work on Tenant's behalf and at Tenant's sole expense, and Tenant shall promptly reimburse Landlord for any and all costs associated with said work.

         D. Recycling Regulations. Landlord shall, as an Operating Cost hereunder, provide receptacles and containers as necessary for Tenant to comply with all orders, requirements and conditions now or hereafter imposed by any ordinances, laws, orders and/or regulations (hereinafter collectively called "regulations") of any governmental body having jurisdiction over the Premises or the Building regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash (hereinafter collectively called "waste products").

         VI. LATE CHARGES; INTEREST

         A. Tenant hereby acknowledges that late payment to Landlord of Base Rent or Additional Rent will cause Landlord to incur administrative costs and loss of investment income not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. If any Base Rent or Additional Rent due from Tenant is not received by Landlord or Landlord's designated agent by that date which is seven (7) days after the date the same is due (or, in the event that Tenant is late in payment more than two [2] times in any twelve [12] month period, then thereafter in the event any such payment is not received by Landlord by the date the same is due), then Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charges represent a fair and reasonable estimate of the administrative cost that Landlord will incur by reason of Tenant's late payment. Landlord's acceptance of such late charges shall not constitute a waiver of Tenant's Default with respect to such overdue amount or otherwise estop Landlord from exercising any of the other rights and remedies granted hereunder.

         B. In addition to the administrative late charge provided for under
Section 6.1, above, if any Base Rent or Additional Rent or any other sum due hereunder from Tenant to Landlord is not paid by that date which is seven (7) days after the date the same is due (or, in the event that Tenant is late in payment more than two [2] times in any twelve [12] month period, then thereafter in the event any such payment is not received by Landlord by the date the same is due), then the entire unpaid amount shall bear interest from the date originally due until the date paid at an annual rate of interest equal to the "prime rate" of interest as published in the Wall Street Journal (or, if not published, as established by the then largest national banking association in the United States of America) from time to time (the "Prime Rate") plus three percent (3%) (the "Default Rate").

         VII. REPAIRS AND MAINTENANCE.

7.1 Landlord's Obligations. Landlord shall be responsible for and shall maintain, repair, replace and keep in good operating condition, comparable to similar properties in the McLean, Virginia area, the Common Areas (as defined in Section 39 below) (including, without limitation, the lobbies, elevators, stairs, grounds, loading areas and corridors), the roofs, foundations, floors, ceilings, walls, windows, load-bearing elements, conduits and structural walls and other structural elements of the Building, the underground utility and sewer pipes of the Building, all base building mechanical, electrical, plumbing, HVAC system and the sprinkler system and other fire and life-safety systems, and the adjacent parking structure and surface parking facility, the cost of which shall be included within Operating Costs except to the extent set forth in Section 9.6, hereof; provided that, to the extent the need for any such repairs or replacements arise as a the result of the negligence or willful misconduct of Tenant (or Tenant's agents, employees, contractors, invitees (while within the Premises), assignees or sub-tenants) and the same is not covered under the policies of casualty insurance which are required to be carried by the parties pursuant to this Lease (in which case the proceeds of such insurance will be utilized to satisfy the cost thereof), the cost of such repairs or replacements shall be reimbursable by Tenant to Landlord as Additional Rent under this Lease, and such reimbursement shall be due not later than ten (10) business days after Landlord's written demand therefore.

7.2. Repair Standards. All repairs and maintenance required of Landlord pursuant to this Section or elsewhere in this Lease shall be performed in accordance with standards applicable to comparable office buildings in McLean, Virginia, and performed in a timely and diligent fashion. Landlord agrees to diligently attend to any routine repairs or maintenance needs brought to its attention by Tenant as soon as reasonably practicable and in a manner calculated to minimize to the extent possible disruption of Tenant's business activities.

7.3 Tenant's Obligations. Subject to Landlord's obligations as set forth in
Section 7.1 above and its right of access pursuant to Section 18, and except for janitorial and cleaning services (to the extent provided for under Section 8.1, below), Tenant shall be exclusively responsible for all repairs and maintenance to the interior non-structural portions of the Premises. Tenant shall promptly report in writing to Landlord any defective condition in the Premises known to Tenant which Landlord is required to repair, and failure to so report such defects shall excuse any delay by Landlord in commencing and completing such repair to the extent the same would otherwise be Landlord's responsibility under this Lease, provided that (i) Landlord shall not be so excused if Landlord had actual knowledge of the need for such repair independent of Tenant's notification, and (ii) once Landlord is notified or has actual knowledge of the need for such repair, Landlord's repair obligation under Section 7.1, above, shall be fully effective as to such item (and, to the extent any delay in reporting such defects results in the otherwise avoidable need to perform a capital repair or replacement which under Section 9.5 is excluded from Operating Costs, in lieu of an ordinary repair which under Section 9.5 would be included within Operating Costs, Tenant shall be responsible for the reasonable and actual cost of such capital repair or replacement unless Tenant can demonstrate that a capital repair or replacement to such item would in any event have been necessary within twelve (12) months thereafter, even if the defective condition had been reported to Landlord or known by Landlord in a timely fashion). Landlord's obligation to make repairs shall be limited to the express obligations stated herein.

         VIII. UTILITIES AND SERVICES.

         A. Services. Landlord shall furnish Tenant with the following services and facilities, the cost of all of which shall be deemed Operating Costs hereunder: (i) at least one elevator in the Building subject to call at all times, including Sundays and holidays; (ii) zoned heating, ventilation and air conditioning within the Premises at all times, within the temperature and humidity ranges usually furnished in comparable office buildings in the McLean, Virginia area (provided that such services in the Common Areas of the Building shall only be provided during business hours, excluding holidays); (iii) balancing of the HVAC system when necessary in an effort to provide reasonably uniform air temperatures throughout the zones within the Premises; (iv) hot and cold running water sufficient for needs attributable to a general office use;
(v) public lavatory facilities and supplies and janitorial and char services, including trash removal and recycling, Monday through Friday, except holidays; (v) replacement of light bulbs (in fixed lighting fixtures only) throughout the Premises; and (vi) access to the Project 24 hours a day, 365 days a year, including holidays. For purposes hereof, "holidays" shall be: New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving, and Christmas, and business hours shall be 7:30 a.m. to 6:00 p.m. Monday through Friday, excluding holidays, and 9:00 a.m. to 2:00 p.m. on Saturdays, excluding holidays. Landlord shall provide perimeter security for the Premises limited to a Data Watch or similar key-card system, 24 hours a day, 365 days a year. All key-cards for such system shall be obtained by Tenant in accordance with Section 42 hereof.

8.2 Additional Services. If Tenant requires cleaning services, light bulb or fixture replacement or other services on weekends or holidays, Landlord shall make reasonable efforts to provide such additional service after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for such additional service within ten (10) days of request therefore, at the actual direct cost to Landlord. Additionally, the Premises shall be separately metered for electrical consumption and therefor Tenant shall pay the cost of all HVAC services for the Premises. Landlord shall provide such additional services provided that Tenant shall pay 100% of the cost thereof as Additional Rent hereunder.

8.3 Additional Provisions. Except as specifically and expressly set forth hereinbelow, in no event shall Landlord be liable to Tenant for (a) any damage to the Premises, or (b) any loss, damage or injury to any property therein or thereon, or (c) any claims for the interruption of or loss to Tenant's business or for any damages or consequential losses occasioned by bursting, rupture, leakage or overflow of any plumbing or other pipes or other similar cause in, above, upon or about the Premises or the Building, unless such loss, damage or injury is the result of the gross negligence or willful misconduct of Landlord, and is not covered by the insurance required to be carried by Tenant hereunder. If any public utility or governmental body shall require Landlord or Tenant to restrict the consumption of any utility or reduce any service to the Premises or the Building, Landlord and Tenant shall comply with such requirements, without any abatement or reduction of the Base Rent, Additional Rent or other sums payable by Tenant hereunder.

8.4 Electrical Service. The Premises will be separately metered for electrical service in accordance with the provisions of EXHIBIT C attached hereto. Tenant shall be solely responsible for obtaining electrical service for the Premises from the appropriate utility, and for the payment of all costs of electrical service provided to the Premises directly to the service provider. Landlord shall have no liability or obligation in respect of or as a result of Tenant's failure to obtain or maintain electrical service to the Premises.

         IX. INCREASES IN OPERATING COSTS.

9.1 Defined. For each calendar year or portion thereof during the Term, Tenant shall pay as additional rent to Landlord, without diminution, set-off or deduction, Tenant's Share of an amount (hereinafter referred to as "Expense Increases") equal to the difference between:

     (A) "Tenant's Share" of "Operating Costs" (defined in Section 9.5, below) for such calendar year; and

     (B) "Tenant's Share" of "Operating Costs" for the "Operating Costs Base Year" (defined below).

9.2 Base Year. For all purposes hereof, the Operating Costs Base Year shall be the 1999 calendar year.

9.3 Estimated Payments. Commencing with the first day of the second Lease Year of the Lease Term, Tenant shall make monthly installment payments toward Tenant's Share of Expense Increases on an estimated basis, based on Landlord's reasonable estimate of Expense Increases for such calendar year. Landlord shall provide its estimate of such costs with as much advance notice as is reasonably possible. Tenant shall pay Landlord, as additional rent, commencing on the first day of the month immediately following the last day of the Operating Costs Base Year, and on the first day of each month thereafter during the Term, one-twelfth (1/12th) of Landlord's estimate of Tenant's Share of Expense Increases for the then-current calendar year. If at any time or times during such calendar year, it appears to Landlord that Tenant's Share of Expense Increases for such calendar year will vary from Landlord's estimate by more than five percent (5%) on an annualized basis, Landlord may, by written notice to Tenant, revise its estimate for such calendar year and Tenant's estimated payments hereunder for the balance of such calendar year shall thereupon be based on such revised estimate.

9.4 Annual Reconciliation. Within one hundred twenty (120) days after the end of each calendar year after the Operating Costs Base Year, Landlord shall provide to Tenant a statement (the "Expense Statement") setting forth the total Operating Costs for such calendar year and Tenant's Share of Expense Increases for such year, calculated in accordance with Section 9.1, above. Within fifteen
(15) days after the delivery of such Expense Statement, Tenant shall pay to Landlord any deficiency between the amount shown as Tenant's Share of Operating Costs for such calendar year and the estimated payments made by Tenant toward such amount in accordance with Section 9.3, above. In the case of excess estimated payments, the excess shall be applied against estimated payments of Operating Costs for the subsequent calendar year, unless the Lease shall have expired, in which event Landlord shall refund such excess, without interest, with the delivery of the Expense Statement.

9.5 Operating Costs. The term "Operating Costs" shall mean any and all expenses incurred by Landlord in connection with the operation, management, maintenance and repair of the Building and the Land, and all easements, rights and appurtenances thereto, including, but not limited to: (a) the cost of the personal property used in conjunction therewith; (b) costs to repair and maintain the Building and/or roof; (c) all expenses paid or incurred by Landlord for electricity for the Common Areas of the Building, including any surcharges imposed, and for water, gas, sewers, oil and utility services for the Building (except as charged directly to tenants); (d) the costs and expenses incurred in connection with the provision of the utilities and services set forth in Section 8, above, including without limitation the maintenance, repair and replacement of the Building systems furnishing such utilities and/or services; (e) Building supplies and materials; (f) cleaning and janitorial services in or about the Premises, the Building (including without limitation common areas) and the Land; (g) window glass replacement, repair and cleaning; (h) repair and maintenance of the grounds, including costs of landscaping, gardening and planting, including service or management contracts with independent contractors, including but not limited to security and energy management services and costs; (i) costs to achieve compliance with any governmental laws, rules, orders or regulations enacted after the date hereof;
(j) utility taxes; (k) compensation (including employment taxes, salaries, wages, medical, surgical, and general welfare benefits (including health, accident and group life insurance), pension payments, payroll taxes, and worker's compensation insurance) for all persons who perform duties in connection with the operation, management, maintenance and repair of the Building (equitably pro-rated to the extent any such personnel is not employed at the Building on a full time basis); (l) any capital expenditures incurred either to reduce Operating Costs, to comply with any governmental law, order, regulation or other requirement (e.g., a code-mandated life safety system) enacted after the date hereof, or to replace existing equipment and machinery necessary to the day to day operation of the Building, or which are capital replacements (i.e., replacements of common area or common usage Building components and systems in lieu of capital repairs otherwise required to be made thereto, but excluding replacement of the Building roof, parking lot and/or garage), provided that any capital expenditure which does not result in a quantifiable reduction of Operating Costs shall be amortized over the useful life thereof, not to exceed ten (10) years, and only the amortized annual portion, together with interest at a rate of twelve percent (12%) per annum, shall be recoverable by Landlord under this Section 9.5(l) in any one year; (m) cost of premiums for casualty, liability, elevator, workman's compensation, boiler and machinery, sprinkler leakage, rent loss, use and occupancy and other insurance; (n) license, permit and inspection fees, excluding Tenant Improvements; (o) management fees; (p) consulting fees in connection with the provision of common area maintenance services; (q) costs of continuing education and professional trade and association dues for Building management staff; (r) vault space rentals and public space rentals, if any; (s) personal property taxes; (t) concierge service, or other amenity furnished generally to office tenants; (u) trash removal, including all costs incurred in connection with waste product recycling pursuant to Section 5.5 (except to the extent any such costs are charged directly to the tenants); (v) any local and state surcharges or special charges; (w) uniforms and dry cleaning; (x) snow and ice removal or prevention; (y) telephone, telegraph, postage, stationery supplies and other materials and expenses required for the routine operation of the Building; (z) costs associated with recycling of waste products; (aa) association assessments or other assessments for project-wide common area services; and (bb) any other expense or charge whether or not hereinbefore described which, in accordance with generally accepted accounting and management practices, would be considered a reasonable and necessary expense of maintaining, managing, operating or repairing the Building and/or the Land.

9.6 Exclusions. Notwithstanding the foregoing, Operating Costs shall not include any of the following: (1) capital expenditures, except those set forth in item
9.5 (l), above; (2) costs of any special services rendered to individual tenants (including Tenant), for which a special, separate charge shall be made (and shall be payable within ten (10) days of written demand); (3) painting, redecorating or other work which Landlord performs for specific tenants, the expenses of which are paid by such tenants; (4) Real Estate Taxes (as defined in Section 10);

(5) depreciation or amortization of costs required to be capitalized in accordance with generally accepted accounting practices (except as set forth in Section 9.5, above); (6) ground rent, if Landlord's interest in the land upon which the Building is located derives solely from a ground lease; (7) interest and amortization of funds borrowed by Landlord (except as specifically provided above); (8) leasing commissions, and advertising, legal, space planning and construction expenses incurred in procuring tenants for the Building; (9) salaries, wages, or other compensation paid to officers or executives of Landlord in their capacities as officers and executives; (10) and any other expenses for which Landlord actually receives direct reimbursement from insurance, condemnation awards, other tenants or any other source but excluding general payments of Expense Increases pursuant to this Section 9 by Tenant and other tenants of the Building.

9.7 Further Adjustment. In the event Landlord shall furnish any utility or service which is included in the definition of Operating Costs to less than one hundred percent (100%) of the rentable area of the Building because (i) the average occupancy level of the Building for the Base Services Year and/or any subsequent calendar year was not one hundred percent (100%) or more of full occupancy, (ii) any such utility or service is not required by or provided to one or more of the tenants or occupants of the Building, or (iii) any tenant or occupant is itself obtaining or providing any such utility or services, then the Operating Costs for such year (including, as set forth above, the Base Services
Year) shall be adjusted to include all additional costs, expenses and disbursements that Landlord reasonably determines would have been incurred if Landlord had provided all such utilities and services to all tenants and occupants in the Building, and shall be allocated among the tenants by the Landlord to reflect those costs which would have occurred had the Building been one hundred percent (100%) occupied during the year in question and such utilities and services provided to all tenants. The intent of this Section 9.7 is to ensure that the reimbursement of all Operating Costs is fair and equitably allocated among the tenants receiving the utilities and services in question. In the calculation of Operating Costs hereunder, no expense shall be charged more than once, and in no event shall any such calculation result in payment by Tenant of an amount greater than Tenant's Share of actual Expense Increases for the applicable time period.

9.8 Multi-Project Operating Costs. The Building is a part of a larger project or development and as such, Landlord shall have the right (but not the obligation) to allocate to the Building an appropriate portion of those Operating Costs which are incurred with respect to the project as a whole. By way of example, landscaping costs for a multi-building project shall be allocated on a proportionate basis between all tenantable buildings in the project.

         X. INCREASES IN REAL ESTATE TAXES

10.1 Defined. For each calendar year or portion thereof during the Term, Tenant shall pay as additional rent to Landlord, without diminution, set-off or deduction, Tenant's share of an amount (hereinafter referred to as "Tax Increases") equal to the difference between:

     (A) "Tenant's Share" of "Real Estate Taxes" (defined in Section 10.5, below) paid in such calendar year; and

     (B) "Tenant's Share" of "Real Estate Taxes" paid in the "Real Estate Tax Base Year" (defined below.)

10.2 Base Year. For all purposes hereof, the Real Estate Tax Base Year shall be the 1999 calendar year.

10.3 Estimated Payments. Commencing with the first day of the second Lease Year of the Lease Term, Tenant shall make monthly installment payments toward Tenant's Share of Tax Increases on an estimated basis, based on Landlord's reasonable estimate of Tax Increases for such calendar year. Tenant shall pay Landlord, as additional rent, commencing on the first day of the month immediately following the last day of the Real Estate Tax Base Year, and on the first day of each month thereafter during the Term, one-twelfth (1/12th) of Landlord's estimate of Tenant's Share of Tax Increases for the then-current calendar year. If at any time or times during such calendar year, it appears to Landlord that Tenant's Share of Tax Increases for such calendar year will vary from Landlord's estimate by more than five percent (5%) on an annualized basis, Landlord may, by written notice to Tenant, revise its estimate for such calendar year and Tenant's estimated payments hereunder for such calendar year shall thereupon be based on such revised estimate.

10.4 Annual Reconciliation. Within one hundred twenty (120) days after the end of each calendar year after the Real Estate Tax Base Year, Landlord shall provide to Tenant a statement (the "Expense Statement") setting forth the total Real Estate Taxes for such calendar year and Tenant's Share of Tax Increases for the applicable year. Within fifteen (15) days after the delivery of such Expense Statement, Tenant shall pay to Landlord any deficiency between the amount shown as Tenant's Share of Tax Increases for such calendar year and the estimated payments made by Tenant toward such amount in accordance with Section 10.3, above. In the case of excess estimated payments, the excess shall be applied against estimated payments of Real Estate Taxes for the subsequent calendar year, unless the Lease shall have expired, in which event Landlord shall refund such excess, without interest, with the delivery of the Expense Statement.

10.5 Real Estate Taxes. For purposes of this Lease, "Real Estate Taxes" shall mean all taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, assessed, levied or imposed upon the Building or the Land, or assessed, levied or imposed upon the fixtures, machinery, equipment or systems in, upon or used in connection with the operation of the Building or the Land under the current or any future taxation or assessment system or modification of, supplement to, or substitute for such system. Real Estate Taxes shall include all reasonable expenses (including, but not limited to, attorneys' fees, disbursements and actual costs) incurred by Landlord in obtaining or attempting to obtain a reduction of such taxes, rates or assessments, including any legal fees and costs incurred in connection with contesting or appealing the amounts or the imposition of any Real Estate Taxes. Landlord shall have the right to pay any special assessment by installments, and in such event Real Estate Taxes shall include such installments and interest paid on the unpaid balance of the assessment. Real Estate Taxes shall not include income, franchise, estate or sales tax imposed on Landlord as opposed to the Building or Land.

         XI. ADDITIONAL PROVISIONS; OPERATING COSTS AND REAL ESTATE
             TAXES.

         A. Partial Year; End of Term. To the extent that a more accurate method of allocating same cannot be implemented by Landlord, Tenant's Share of Operating Costs and Real Estate Taxes for any partial calendar year shall be determined by multiplying the amount of Tenant's Share thereof for the full calendar year by a fraction, the numerator of which is the number of days during such partial year falling within the Term and the denominator of which is 365. If this Lease terminates on a day other than the last day of a calendar year, the amount of any adjustment to Tenant's Share of Real Estate Taxes with respect to the year in which such termination occurs shall be prorated on the basis which the number of days from January 1 of such year to and including such termination date bears to 365; and any amount payable by Landlord to Tenant or Tenant to Landlord with respect to such adjustment shall be payable within thirty (30) days after delivery by Landlord to Tenant of the applicable Expense Statement and Tax Statement with respect to such year.

         B. Other Taxes. In addition to Tenant's Share of Operating Costs and Real Estate Taxes, Tenant shall pay, prior to delinquency, all personal property taxes payable with respect to all property of Tenant located in the Premises or the Building, and shall provide promptly, upon request of Landlord, written proof of such payment.

         C. Covenant Regarding Timely Payment of Operating Costs and Real Estate Taxes. Landlord covenants to pay all Operating Costs and Real Estate Taxes before the same become delinquent, subject to Tenant's obligation to make the payments contemplated by Article 9 and Article 10, above, in a timely fashion. Tenant shall not be responsible for reimbursement to Landlord of any interest charge or penalty for late payment by Landlord of Operating Costs and/or Real Estate Taxes, provided that payment of Tenant's pro rata share of such expense has been timely made by Tenant to Landlord pursuant to the terms of this Lease.

11.4 Contesting Real Estate Taxes. Landlord will have the right to employ a tax consulting firm to attempt to assure a fair tax burden on the Project, provided Landlord will use reasonable efforts to minimize the cost of such service. The reasonable cost of such service shall be included in the Real Estate Taxes hereunder in the year same were incurred or paid, at Landlord's election. Additionally, during any such period, Landlord shall have the right, in its reasonable judgment, to contest any tax assessment, valuation or levy against the Project, and to retain legal counsel and expert witnesses to assist in such contest and otherwise to incur expenses in such contest, and any reasonable fees, expenses and costs incurred by Landlord in contesting any assessments, levies or tax rate applicable to the Project, whether or not such contest is successful, shall be included in Real Estate Taxes as set forth above. In the event Landlord is successful in obtaining a reduction in any Real Estate Taxes due for periods of time within the Term, provided any such reduction or credit is obtained during the Term, Tenant shall share in the benefit of such reduction (net of all costs, expenses and fees incurred by Landlord in pursuing and obtaining such reduction) by applying Tenant's pro rata share of such reduction or credit (to the extent the amount thereof was paid to Landlord in a timely fashion pursuant to the terms of this Lease) to Tenant's Share of Tax Increases next coming due.

11.5 Arbitration. Disputes regarding Operating Costs, Real Estate Taxes, and any audit thereof, shall be subject to arbitration in accordance with the provisions of Section 49 hereof.

         XII. TENANT'S INSURANCE.

         A. Coverage Requirements. Tenant shall during the Term of this Lease, pro cure at its expense and keep in force the following insurance:

 ..............Commercial general liability insurance naming the Landlord and
              Landlord's managing agent as additional insureds against any and all claims for bodily injury and property damage occurring in or about the Premises or any appurtenances thereto covering the operation of the Tenant (its employees, agents, and invitees) and any subtenants, licensees and concessionaires of the Tenant. Such insurance shall be written on an "Occurrence Form" and shall include, without limitation, blanket contractual liability recognizing provisions of this Lease, broad form property damage, coverage for independent contractors, personal injury liability and coverage for hired auto and non-ownership auto liability. Such insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. Such insurance shall have a limit of not less than One Million Dollars ($1,000,000.00) per occurrence with a Two Million Dollars ($2,000,000.00) general aggregate with an excess (umbrella) liability insurance in the amount of Two Million Dollars ($2,000,000.00) per occurrence and Two Million Dollars ($2,000,000.00) annually in the aggregate; provided, however that no such limits shall be deemed limitation of the liability of Tenant hereunder. If Tenant has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease;

 ..............Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located within the Premises (excluding leasehold improvements, which shall be insured by and remain the property of Landlord). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing;

              Workers' compensation and occupational disease insurance, employee benefit insurance and any other insurance in the statutory amounts required by the laws of the State where the operations are to be performed with broad-form all-states endorsement. Employer's liability insurance with a limit of One Million Dollars ($1,000,000.00) for each accident.

              Business income insurance and loss of rental insurance in an amount equal to at least to eighteen (18) months Rent.

         B. Rating; Certificates; Cancellation. The policies required to be maintained by Tenant shall be with companies rated A-X or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the Commonwealth of

Virginia and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall be commercially reasonable. Certificates of insurance and certified copies of the policies shall be delivered to Landlord prior to the Commencement Date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord and any mortgagee(s) of Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

         C. Other. In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, and the same is not corrected within one (1) business day following written notice thereof from Landlord to Tenant, then Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium therefore. Tenant shall repay to Landlord, as Additional Rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain insurance.

         XIII. LANDLORD'S INSURANCE.

         A. Coverage. At all times during the Lease Term, Landlord will maintain, the cost of which shall be reimbursable as an Operating Cost hereunder, (a) fire and extended coverage insurance covering the Project, including all of Tenant's Work, in an amount equal to one hundred percent (100%) of the replacement value thereof, and (b) public liability and property damage insurance in such amounts as Landlord deems reasonable from time to time. Landlord shall also have the right to obtain such other types and amounts of insurance coverage on the Building (including loss of rental insurance) and Landlord's liability in connection with the Building as are customary or advisable for a comparable office project in the McLean, Virginia area, as determined by Landlord in Landlord's reasonable judgment. Any dispute regarding the appropriateness of such additional insurance coverage shall be subject to arbitration pursuant to Section 49 of this Lease.

         B. Rating; Certificates; Cancellation. The policies required to be maintained by Landlord shall be with companies rated A-X or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the Commonwealth of Virginia and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall be commercially reasonable, in Landlord's reasonable judgement. Landlord shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Project and to Tenant as required by this Lease.

         XIV. DAMAGE OR DESTRUCTION.

         A.   Damage Repair.

     14.1.1 If the Building or Premises shall be destroyed or rendered untenantable, either wholly or in part, by fire or other casualty, then Landlord shall, within thirty (30) days after the date of such casualty, provide Tenant with Landlord's good faith written estimate (the "Estimate") of how long it will take to repair or restore the Premises.

     14.1.2 If neither party elects to terminate this Lease in accordance with the terms hereof following any casualty, then Landlord shall commence promptly and diligently prosecute to completion the restoration of the Premises to their previous condition, subject to Force Majeure as defined herein and delays caused by Tenant; and pending substantial completion of such restoration, the Base Rent and Additional Rent shall be abated in the same proportion as the untenantable portion of the Premises bears to the whole thereof, and this Lease shall continue in full force and effect.

     14.1.3 If Landlord estimates within the Estimate that it will require in excess of one hundred eighty three (183) days after the date Tenant's right of termination hereunder expires to fully repair or restore the Premises in accordance herewith, then, within thirty (30) days after Landlord delivers Tenant the Estimate, Tenant and Landlord shall each have the right to terminate this Lease by written notice to the other, which termination shall be effective as of the date of such notice of termination, and all liabilities and obligations of Landlord and Tenant thereafter accruing shall terminate and be of no legal force and effect except as otherwise specifically set forth herein. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease if the fire or other casualty was the result of Tenant's negligence or willful misconduct.

     14.1.4 If neither party elects to terminate the Lease and Landlord fails or declines to exercise any other termination right pursuant to this Section 14, Landlord will use all reasonable efforts to commence and complete its restoration of the affected portions of the Premises promptly, and in the event Landlord is unable to complete such restoration within one hundred eighty three
(183) days after the date Tenant's right of termination hereunder expires (or such longer period as was referenced in the Estimate, if applicable), as such period may be extended due to Force Majeure or due to any Tenant Delays (as such term is defined in Exhibit C hereof, and not limited as to the number of days) then within thirty (30) days after the expiration of such period (but in all events prior to the date Landlord completes its restoration of the Premises), Tenant shall again have the right to terminate this Lease upon thirty (30) days prior written notice to Landlord; provided, however, that if Landlord substantially completes such restoration (such that Tenant may lawfully re-enter and occupy the Premises in accordance with the terms of this Lease) prior to the end of the thirty (30) day notice period, Tenant's notice of termination shall be deemed rescinded and ineffective for all purposes, and this Lease shall continue in full force and effect. The provisions of this Section are in lieu of any statutory termination provisions allowable in the event of casualty damage.

     14.1.5 If at any time in the course of its restoration of damaged portions of the Premises, Landlord believes in good faith that its original Estimate is no longer accurate for reasons other than Force Majeure (in which event the provisions of Section 14.1.4 shall control), Landlord shall have the right to deliver a revised Estimate to Tenant of the additional time period which Landlord believes will be required to fully repair or restore the Premises in accordance herewith, and, unless Tenant terminates this Lease by written notice to Landlord within ten (10) business days after its receipt of such revised Estimate from Landlord, Tenant shall be deemed to have agreed that, for all purposes of this Section 14.1, the 183 day time limit otherwise imposed upon completion of Landlord's restoration of the damaged portions of the Premises shall be extended by the number of additional days needed to complete estimated by Landlord within such revised Estimate. If Tenant elects to terminate this Lease as to the damaged Building after receiving such a revised Estimate from Landlord, as aforesaid, such termination shall be effective as of the date of such notice of termination, and all liabilities and obligations of Landlord and Tenant thereafter accruing hereunder with respect to such Building shall terminate and be of no legal force and effect except as otherwise specifically set forth herein.

         B. Reconstruction. If all or any portion of the Premises is damaged by fire or other casualty and this Lease is not terminated in accordance with the provisions hereof, then all insurance proceeds under the policy referred to in
Section 13.1 hereof that are recovered by Landlord on account of any such damage by fire or casualty shall be made available for the payment of the cost of repair, replacing and rebuilding.

         C. Business Interruption. Other than rental abatement as and to the extent provided in Section 14.1, no damages, compensation or claim shall be payable by Landlord for inconvenience or loss of business arising from interruption of business, repair or restoration of the Building or Premises.

14.4 Repairs. Landlord's repair obligations, should it elect to repair, shall be limited to the base Building, Common Areas and all interior improvements to and property within the Premises which are covered or required to be covered hereunder by Landlord's insurance. Landlord shall use reasonable efforts to commence such repairs and restorations within a reasonable period after Landlord elects to restore the Premises, and to complete such repairs within the time frames referenced in Section 14.1, above. Tenant acknowledges that any such repairs or restorations shall be subject to applicable laws and governmental requirements, any disbursement requirements imposed by Landlord's mortgagee (if any), and to delay in the process of adjusting any insurance claim associated therewith; and delays resulting from any of the foregoing shall constitute a "Force Majeure" hereunder, shall not in any event constitute a breach of this Lease by Landlord, and shall extend the time for completing such restoration as long as Landlord uses reasonable efforts to commence and complete such repairs and restorations in a timely fashion.

14.5 End of Term Casualty. Anything herein to the contrary notwithstanding, if more than thirty (30%) of the Premises is destroyed or damaged during the last eighteen (18) months of the Lease Term, then either Landlord or Tenant shall have the right to terminate this Lease (in whole if the damage extends to all of the Premises or otherwise as to the affected portion of the Premises within the Building) upon thirty (30) days prior written notice to the other, which termination shall be effective on the thirtieth (30th) day after the other party's receipt of such notice. Such notice must be delivered within thirty (30) days after such casualty, or shall be deemed waived; provided, however, that Tenant may revoke such termination notice, and require Landlord to restore the Premises, by exercising any renewal option provided herein, if any.

         XV. MACHINERY AND EQUIPMENT; ALTERATIONS AND ADDITIONS; REMOVAL OF FIXTURES.

                  A. Tenant shall not place a load upon the floor of the Premises which exceeds the maximum live load per square foot which Landlord (or Landlord's architect or engineer) reasonably determines is appropriate for the Building without Landlord's prior written consent. Tenant will not install or operate in the Premises any electrical or other equipment requiring any changes, replacements or additions to any base building system, without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed (and if such consent is granted Tenant shall be responsible for the costs of such changes, replacements or additions).

                  B. Tenant shall not make or allow to be made any alterations, additions or improvements to or on the Premises which affect any structural or building system components of the Premises or which, under applicable codes, rules and/or regulations require any building electrical, plumbing or other permit, without Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall have the right to make any other alterations, repairs, additions or improvements in or to the Premises without Landlord's prior written consent provided (i) the same do not diminish the value of the Premises, and (ii) Tenant provides Landlord with prior written notice thereof; provided, however that no exterior modification shall be made in any event without Landlord's prior written consent in all cases. Any such alterations, additions or improvements, including, but not limited to, wall covering, paneling and built-in cabinet work, shall be made at Tenant's sole expense (and, with respect to structural alterations, according to plans and specifications approved in writing by Landlord), in compliance with all applicable laws, by a licensed contractor, and in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, shall not diminish the value of the Building or the Premises and shall at once become a part of the realty and shall be surrendered with the Premises (except as provided in Section 15.3, below). Tenant shall have the right to use its own vendors to perform alterations to the Premises, subject to Landlord's approval, which approval shall not be unreasonably withheld, in cases where the underlying alteration requires Landlord's consent hereunder.

                  C. Upon the expiration or sooner termination of the Lease Term, Tenant shall, at Tenant's sole expense, with due diligence, remove any alterations, additions, or improvements made by Tenant which are designated by Landlord to be removed at the time its consent to the installation thereof is granted, and repair any damage to the Premises caused by such removal. Tenant shall remove any of its movable property, trade fixtures and roof devices. Tenant shall pay Landlord any damages for injury to the Premises or Building resulting from such removal. All items of Tenant's personal property that are not removed from the Premises or the Building by Tenant at the termination of this Lease shall be deemed abandoned and become the exclusive property of Landlord, without further notice to or demand upon Tenant. If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify Landlord against all claims, losses, costs, expenses (including reasonable attorneys' fees) and liabilities resulting from the delay by Tenant in so surrendering the same, including without limitation any claims made by any succeeding occupant founded on such delay. Tenant's obligations under these Sections 15.2 and 15.3 shall survive the expiration or termination of this Lease.

         XVI.   ACCEPTANCE OF PREMISES.

Landlord shall tender, and Tenant shall accept possession of, the Premises in accordance with the terms of Exhibit C attached hereto. All provisions regarding delivery of possession of the Premises, construction of leasehold improvements to the Premises and any adjustments which may be made with respect to the Commencement Date (as defined in Section 1.4) are set forth in Exhibit C.

         XVII.  TENANT IMPROVEMENTS.

The provisions governing initial improvements to be performed by Landlord or Tenant to the Premises are set forth in Exhibit C hereto.

         XVIII. ACCESS.

18.1 Subject to the restrictions set forth below, Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times to inspect the same; to show the Premises to prospective tenants, or interested parties such as prospective lenders and purchasers; to exercise its rights under Section 48; to clean, repair, alter or improve the Premises or the Building; to discharge Tenant's obligations when Tenant has failed to do so within a reasonable time after written notice from Landlord, subject to the express terms of this Lease; to post notices of non-responsibility and similar notices and "For Sale" signs and to place "For Lease" signs upon or adjacent to the Building or the Premises. Tenant shall permit Landlord and its agents to enter the Premises at any time in the event of an emergency. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators or other facilities without liability to Tenant by reason of such closure. In exercising the foregoing rights, Landlord shall use reasonable efforts to minimize any disruption to Tenant's business. Landlord shall coordinate any entry, pursuant to the foregoing, into the Premises with Tenant's facilities supervisor at least 24 hours in advance (except in cases of emergency involving fire or other casualty, or other risk of injury or death to persons), and Landlord acknowledges that Tenant may require Landlord and its agents to be accompanied by a representative of Tenant for security purposes upon Landlord's entry to certain limited portions of the Premises (other than in cases of emergency involving fire or other casualty, or other risk of injury or death to persons) for legitimate, documented security purposes. Tenant shall supply Landlord with telephone numbers for Tenant's facilities supervisor so that Landlord will be able to comply with established security procedures to the extent feasible under the circumstances in the event Landlord requires immediate access to the Premises to cure any emergency situation.

18.2 Landlord shall be excused from such of its obligations under this Lease as are directly and materially impacted by the inability of Landlord to access the Premises or any applicable part thereof due to Tenant's security restrictions, if and to the extent the performance of such obligations was in fact hindered, frustrated, or rendered impossible or impracticable due to the effect of such restrictions on access.

         XIX.   MUTUAL WAIVER OF SUBROGATION.

19.1 Tenant. Notwithstanding anything to the contrary in this Lease, whether the loss or damage is due to the negligence of Landlord or Landlord's agents or employees, or any other cause, Tenant hereby releases Landlord and Landlord's agents and employees from responsibility for and waives its entire claim of recovery for (i) any and all loss or damage to the personal property of Tenant located in the Project, arising out of any of the perils which are covered by Tenant's property insurance policy, with extended coverage endorsements which Tenant is required to obtain under the applicable provisions of this Lease, whether or not actually obtained, or (ii) loss resulting from business interruption at the Premises, arising out of any of the perils which are or are required to be covered by the business interruption insurance policy required to be carried by Tenant under this Lease.

19.2 Landlord. Notwithstanding anything to the contrary in this Lease, whether the loss or damage is due to the negligence of Tenant or Tenant's agents or employees, or any other cause, Landlord hereby releases Tenant and Tenant's agents and employees from responsibility for and waives its entire claim of recovery for any and all loss or damage to the Building or any personal property of Landlord located about the Project and the Building generally and all property attached thereto (excluding any such property required to be insured by Tenant hereunder), arising out of any of the perils which are covered by Landlord's property insurance policy which Landlord is required to obtain under the applicable provisions of this Lease, whether or not actually obtained.

19.3 Carriers. Landlord and Tenant shall each cause its respective insurance carrier(s) to consent to such waiver of all rights of subrogation against the other, and to issue an endorsement to all policies of insurance obtained by such party confirming that the foregoing release and waiver will not invalidate such policies.

         XX.  INDEMNIFICATION.

20.1 Subject to the provisions of Section 19 hereof and other provisions of this Lease, Tenant shall indemnify and hold harmless Landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all third party claims, liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs, arising out of such third party claims, to the extent arising out of (i) the use and occupancy of the Premises by Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, visitors, assignees or subtenants; (ii) the negligence or willful misconduct of Tenant, its officers, contractors, licensees, agents, servants, employees, guests, invitees, visitors, assignees or subtenants, in or about the Project; and/or (iii) any breach or Default by Tenant under this Lease; provided that this indemnity shall not apply to any loss, damage, liability or expense resulting from injuries to third parties caused by the negligence or willful misconduct of Landlord, or its officers, contractors, licensees, agents, employees or invitees (while within the Premises).

20.2 The indemnifications set forth in this Section 20 shall survive termination of this Lease.

         XXI. ASSIGNMENT AND SUBLETTING.

         A. Consent Required. Except as specifically set forth herein to the contrary, Tenant shall not assign, encumber, mortgage, pledge, license, hypothecate or otherwise transfer the Premises or this Lease, or sublease all or any part of the Premises, or permit the use or occupancy of the Premises by any party other than Tenant, without the prior written consent of Landlord, in its sole and absolute discretion.

         B. Procedure. Tenant must request Landlord's consent to such assignment or sublease in writing at least fifteen (15) business days prior to the commencement date of the proposed sublease or assignment, which written request must include (a) the name and address of the proposed assignee or subtenant, (b) the nature and character of the business of the proposed assignee or subtenant,
(c) financial information (including financial statements) of the proposed assignee or subtenant, and (d) a copy of the proposed sublet or assignment agreement. Tenant shall also provide any additional information Landlord reasonably requests regarding such proposed assignment or subletting. Within ten
(10) days after Landlord receives Tenant's request (with all required information included), Landlord shall, by written notice to Tenant, elect either: (i) to grant its consent to such proposed assignment or subletting, or
(ii) to deny its consent to such proposed assignment or subletting, setting forth with specificity the reason for such denial. If Landlord does not exercise either of the above options within ten (10) business days after Landlord receives Tenant's request, then Tenant may assign or sublease the Premises upon the terms stated in Tenant's request.

         C. Conditions. Any subleases and/or assignments hereunder are also subject to all of the following terms and conditions:

                  1. If Landlord approves an assignment or sublease as herein provided (other than an assignment or sublease pursuant to Section 21.4 hereof), Tenant shall pay to Landlord, as Additional Rent due under this Lease (which amounts shall be due immediately upon receipt by Tenant), fifty percent (50%) of the "Net Profits" (as defined below) generated from such transaction during each Lease Year. For purposes hereof, the term "Net Profits" means: (i) with respect to assignment, the amount paid by the assignee to acquire Tenant's rights under the Lease, less (1) the portion of such sum fairly attributable to the acquisition of Tenant's leasehold improvements or personal property which were funded solely by Tenant, and (2) all reasonable and actual out-of-pocket expenses incurred and paid by Tenant in procuring such assignment, including, without limitation, brokerage fees, advertising costs, legal fees, allowances, the cost of leasehold improvements and other concessions; and (ii) with respect to a sublease, the amount, if any, by which the rent, any additional rent and any other sums payable by the subtenant to Tenant under such sublease exceeds the sum of (x) that portion of the Base Rent plus Additional Rent payable by Tenant hereunder which is allocable to the portion of the Premises which is the subject of such sublease, (y) all reasonable and actual out-of-pocket expenses incurred by Tenant in procuring such sublease, including, without limitation, brokerage fees, advertising costs, legal fees, allowances, the cost of leasehold improvements and other concessions, and (z) the amortized costs of any leasehold improvements or personal property provided as a part of such transaction and existing prior to the commencement of the sublease term to the extent funded solely by Tenant. The foregoing payments shall be made to Landlord by Tenant immediately upon receipt of such sums by Tenant.

                  2. No consent to any assignment or sublease shall constitute a further waiver of the provisions of this Section, and all subsequent assignments or subleases may be made only with the prior written consent of Landlord. In no event shall any consent by Landlord be construed to permit reassignment or resubletting by a permitted assignee or sublessee.

                  3. Tenant shall remain liable for all Lease obligations, all of which shall be unaffected by any such sublease or assignment, and which Lease obligations shall remain in full force and effect for all purposes. An assignee of Tenant, at the option of Landlord, shall become directly liable to Landlord for all obligations of Tenant hereunder, but no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder.

                  4. Any assignment or sublease without Landlord's prior written consent shall be void, and shall, at the option of the Landlord, constitute a Default under this Lease.

                  5. The term of any such assignment or sublease shall not extend beyond the Lease Term. In no event will any assignee or subtenant (other than pursuant to a transfer of the Lease within the scope of Section 21.4, below) have the right to renew or extend the term of this Lease pursuant to
Section 51, below, which right shall be deemed personal to Tenant.

         21.3.6 Without limitation, it shall not be unreasonable for Landlord to deny its consent to any proposed assignment or sublease if the proposed assignee or subtenant fails to satisfy any one or more of the following criteria: (1) if the proposed assignee or sublessee has a net worth such that Landlord determines in its reasonable judgment that the proposed assignee or subtenant may be unable to meet its financial and other obligations under this Lease after such assignment or sublease; (2) if the proposed assignee or subtenant proposes to use the Premises for a purpose which is not a permitted use hereunder; (3) if the proposed assignee or subtenant has a history of landlord/tenant or debtor/creditor problems (such as, but not limited to, defaults, evictions, or other disputes) with Landlord, other landlords or other creditors; or (4) Landlord determines, in its reasonable judgment, that the proposed assignment/sublease documentation is not acceptable, and the proposed assignee or subtenant has failed to cure same after reasonable notice by Landlord (not to exceed ten [10] days in any event).

         A. Affiliated Entity; Sale of Business; Co-Location Agreements. Notwithstanding anything to the contrary in this Lease, so long as such transfer is not effectuated as part of a transaction or series of transfers orchestrated in order to effect a transfer of this Lease (or Tenant's interest herein) in isolation to Tenant's other leasehold interests and assets, Landlord's written consent shall not be required for any sublease, assignment or other transfer of this Lease to any other entity which (i) controls or is controlled by Tenant, or
(ii) is controlled by Tenant's parent company, or (iii) which purchases all or substantially all of the assets of Tenant, or (iv) which purchases all or substantially all of the ownership interests or stock of Tenant, provided, however, that in each such event Tenant shall continue to remain fully liable under the Lease, on a joint and several basis with the assignee or acquiror of such assets or stock. Tenant shall be required to give Landlord at least thirty
(30) days written notice in advance of any such sublease or assignment, except with respect to transfers by operation of law occasioned through a sale of publicly traded shares in Tenant. Further and in addition to the foregoing, notwithstanding anything to the contrary in this Lease, Tenant shall not be prohibited by this Section 21 from entering into agreements with Tenant's customers, in the ordinary course of Tenant's business, pursuant to which Tenant permits such customers to locate equipment within the Premises; provided however that in any such event no such customers shall be deemed to be in privity with Landlord hereunder, nor shall any such parties be considered third party beneficiaries of any of the rights of Tenant hereunder.

         XXII.  ADVERTISING.

Tenant shall not display any sign, graphics, notice, picture, or poster, or any advertising matter whatsoever, anywhere in or about the Premises or the Building at places visible from anywhere outside or at the entrance to the Premises without first obtaining Landlord's written consent thereto, which Landlord may grant or withhold in its sole discretion; provided, however that Landlord's consent to a proposal by Tenant to install logo signage in the reception area of the Premises shall not be unreasonably withheld, conditioned or delayed. Tenant shall be responsible to maintain any permitted signs and remove the same at Lease termination. If Tenant shall fail to do so, Landlord may do so at Tenant's cost. Tenant shall be responsible to Landlord for any damage caused by the installation, use, maintenance or removal of any such signs.

         XXIII. LIENS.

Tenant shall keep the Premises and the Building free from any liens arising out of any work performed, materials ordered or obligations incurred by or on behalf of Tenant, and Tenant hereby agrees to indemnify and hold Landlord, its agents, employees, independent contractors, officers, directors, partners, and shareholders harmless from any liability, cost or expense (including attorneys' fees and defense costs) for or arising from such liens. Tenant shall cause any such lien imposed to be released of record by payment or posting of the proper bond acceptable to Landlord within twenty (20) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before commencement of any such work. If Tenant fails to remove any lien within the prescribed twenty (20) day period, then Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amount, including reasonable attorneys' fees and costs, shall be deemed Additional Rent hereunder.

         XXIV. DEFAULT.

         A. Tenant's Default. A "Default" under this Lease by Tenant shall exist if any of the following occurs (taking into account the expiration of the notice and cure periods provided for below):

                  1. If Tenant fails to pay Base Rent, Additional Rent or any other sum required to be paid hereunder within five (5) days after written notice from Landlord that such payment was due, but was not paid as of the due date (provided, however, if Landlord has delivered two (2) such notices to Tenant within the prior twelve (12) month period, any subsequent failure to pay Base Rent, Additional Rent or any other sum required to be paid to Landlord hereunder on or before the due date for such payment occurring shall constitute a Default by Tenant without requirement of such five (5) day notice and opportunity to cure; but in the event a full year elapses between such failures then Tenant shall again have the right to such cure period); or

                  2. If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money to Landlord as set forth in Section 24.1.1 above, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such thirty (30) day period; provided, however, that where such failure could not reasonably be cured within the thirty (30) day period, that Tenant shall not be in Default if it commences such performance promptly after its receipt of Landlord's written notice and diligently thereafter prosecutes the same to completion; provided that no such grace period to be permitted in the event of any one or more of the following: (i) the Default relates to the maintenance of insurance obligations, (ii) the Default relates to the assignment and subletting provisions, (iii) the Default relates to a violation of Section 5.2 of this Lease, (iv) the Default is of a nature as set forth in Section 24.1.3, in which event the periods set forth therein shall control, or Section 24.1.4, in which event there shall be no applicable cure period, or (v) there exists a reasonable possibility of danger to the health or safety of the Landlord, the Tenant, Tenant's invitees, or any other occupants of, or visitors to, the Building; or

                  3. If Tenant shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant and of all or substantially all of Tenant's property, (iv) file a petition seeking an order for relief for the benefit of Tenant under the Bankruptcy Code, as now or hereafter amended or supplemented, or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding filed against Tenant within sixty (60) days after such proceeding is initiated; or

     24.1.4 If Tenant shall have abandoned or vacated the Premises or any material (i.e., in excess of 30%) portion thereof.

         A. Remedies. Upon a Default, Landlord shall have the following remedies, in addition to all other rights and remedies provided by law or available in equity or otherwise provided in this Lease, any one or more of which Landlord may resort to cumulatively, consecutively, or in the alternative:

                  1. Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Base Rent, Additional Rent and other charges when due.

                  2. Landlord may terminate this Lease, or may terminate Tenant's right to possession of the Premises, at any time by giving written notice to that effect, in which event Landlord covenants to use commercially reasonable efforts to relet the Premises or any part thereof and mitigate its damages, as more fully set forth herein. Upon the giving of a notice of the termination of this Lease, this Lease (and all of Tenant's rights hereunder) shall immediately terminate, provided that, without limitation, Tenant's obligation to pay Base Rent, Additional Rent, and any damages otherwise payable under this Section 24, shall survive such termination and shall not be extinguished thereby. Upon the giving of a notice of the termination of Tenant's right of possession, all of Tenant's rights in and to possession of the Premises shall terminate but this Lease shall continue subject to the effect of this
Section 24. Upon either such termination, Tenant shall surrender and vacate the Premises in the condition required by Section 26, and Landlord may re-enter (provided it can do so without breach of peace) and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of the Tenant's subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. This Lease may also be terminated by a judgment specifically providing for termination. Any termination under this Section shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Base Rent, Additional Rent or other sum previously accrued or thereafter accruing against Tenant, all of which shall expressly survive such termination. Reletting may be for a period shorter or longer than the remaining Lease Term. No act by Landlord other than giving written notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a constructive or other termination of Tenant's right to possession or of this Lease, either of which may be effected solely by an express written notice from Landlord to Tenant. On termination, Landlord shall have the right to remove all Tenant's personal property and store same at Tenant's cost, and to recover from Tenant as damages:

                  a) The worth at the time of award of unpaid Base Rent, Additional Rent and other sums due and payable which had been earned at the time of termination; plus

                  b) The worth at the time of award of the amount by which the unpaid Base Rent, Additional Rent and other sums due and payable which would have been payable after termination for the balance of the Lease Term exceeds the fair rental value of the Premises for the balance of the Term; plus

                  c) Any other amount necessary to compensate Landlord for all of the out-of-pocket costs incurred on account of Tenant's failure to perform Tenant's obligations under this Lease, including, without limitation, any costs or expenses reasonably incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or a portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or appropriate to relet the Premises. To the extent any of such costs are incurred in connection with a lease transaction having a term in excess of the remaining Term hereof, all of the foregoing costs incurred in connection therewith shall be amortized on a straight-line basis over the term of such new lease, assuming equal monthly installments of principal and interest, at an interest rate of twelve percent (12%), and Tenant's liability shall be limited to the amortized portion of the same (i.e., the monthly payments as so determined) falling within the Term hereof.

                  d) The "worth at the time of award" of the amounts referred to in Section 24.2.2.1 is computed by allowing interest at the Default Rate through the date of payment. The "worth at the time of award" of the amounts referred to in Section 24.2.2.2 shall be computed by discounting the same to present value using the Discount Rate. In lieu of the amounts recoverable by Landlord pursuant to Section 24.2.2.2, above, but in addition to the amounts specified in Section
24.2.2.1 and 24.2.2.3 (or any other portion of this Section 24), Landlord may, at its sole election, recover "Indemnity Payments," as defined hereinbelow, from Tenant. For purposes of this Lease "Indemnity Payments" means an amount equal to the Base Rent, Additional Rent and other payments provided for in this Lease which would have become due and owing hereunder from time to time during the unexpired Lease Term after the effective date of the termination, but for such termination, less the Base Rent, Additional Rent and other payments, if any, actually collected from Tenant or others, by Landlord and allocable to the Premises. If Landlord elects to pursue Indemnity Payments as set forth above, Tenant shall, on demand, make Indemnity Payments monthly, and Landlord may sue for all Indemnity Payments at any time after they accrue, either monthly, or at less frequent intervals. Tenant further agrees that Landlord may bring suit for Indemnity Payments and/or any other damages recoverable herein at or after the end of the Lease Term as originally contemplated under this Lease, and Tenant agrees that, in such event, Landlord's cause of action to recover the Indemnity Payments shall be deemed to have accrued on the last day of the Lease Term as originally contemplated. In seeking any new tenant for the Premises, Landlord shall be entitled to grant any reasonable concessions. In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. To the fullest extent permitted by law, Tenant waives redemption or relief from forfeiture under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any Default of Tenant hereunder.

                  3. Landlord may, with or without terminating this Lease, re-enter the Premises pursuant to judicial process (except in the event of Tenant's abandonment of the Premises in which event no judicial process shall be required) and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No re-entry or taking possession of the Premises by Landlord pursuant to this Section shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant, or possession of the Premises is assumed by a new tenant, in which event Tenant's liability is mitigated by the amount of rent actually received by Landlord from such other tenant, less the actual costs incurred by Landlord in obtaining such new tenant; including, but not limited to market based brokerage fees, legal fees, tenant improvement costs, lease concessions and any other cost.

                  4. Tenant, on its own behalf and on behalf of all persons claiming through or under Tenant, including all creditors, does hereby specifically waive and surrender any and all rights and privileges, so far as is permitted by law, which Tenant and all such persons might otherwise have under any present or future law (1) except as may be otherwise specifically required herein, to the service of any notice to quit or of Landlord's intention to re-enter or to institute legal proceedings, which notice may otherwise be required to be given, (2) to redeem the Premises, (3) to re-enter or repossess the Premises, (4) to restore the operation of this Lease, with respect to any dispossession of Tenant by judgment or warrant of any court or judge, or any re-entry by Landlord, or any expiration or termination of this Lease, whether such dispossession, re-entry, expiration or termination shall be by operation of law or pursuant to the provisions of this Lease, (5) to the benefit of any law which exempts property from liability for debt or for distress for rent or (6) to a trial by jury in any claim, action proceeding or counter-claim arising out of or in any way connected with this Lease.

     24.2.5 In the event of termination of this Lease or repossession of the Premises after a Default, Landlord agrees to use commercially reasonable efforts to mitigate its damages and relet the Premises after any termination of this Lease or Tenant's right to possession of the Premises hereunder, provided that
(i) (if applicable) Landlord shall not be obligated to show preference for reletting the Premises over any other vacant space in the Project, (ii) Landlord shall have the right (but not the obligation) to divide the Premises, or to consolidate portions of the Premises with other spaces, in order to facilitate such reletting, as Landlord deems appropriate, (iii) Landlord shall not have any obligation to use efforts other than commercially reasonable efforts under the circumstances to collect rental after any such reletting, and (iv) Landlord may relet the whole or any portion of the Premises for any period, to any tenant, and for any use and purpose, upon such terms as it deems appropriate, and may grant any rental or other lease concessions as it deems advisable, including free rent. In any dispute regarding whether Landlord has met its obligation to use commercially reasonable efforts to mitigate its damages hereunder, Tenant shall have the burden of proving, by clear and convincing evidence, that Landlord has failed to do so. In no event shall Tenant be entitled to any excess of any rental obtained under this Section 24.2.5 by reletting over and above the Base Rent and Additional Rent herein reserved.

         XXV. SUBORDINATION.

25.1 Subordination. This Lease shall at all times be and remain subject and subordinate to the lien of any mortgage, deed of trust, ground lease or underlying lease now or hereafter in force against the Premises, and to all advances made or hereafter to be made upon the security thereof. Tenant shall execute and return to Landlord any customary documentation requested by Landlord in order to confirm the foregoing subordination within ten (10) days after Landlord's written request. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or deed of trust made by the Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the Landlord under this Lease. Tenant agrees that no mortgagee or successor to such mortgagee shall be (i) bound by any payment of Base Rent or Additional Rent for more than one (1) month in advance, (ii) bound by any amendment or modification of this Lease made without the consent of Landlord's mortgagee or such successor in interest, (iii) liable for damages for any breach, act or omission of any prior landlord, or (iv) subject to any claim of offset or defenses that Tenant may have against any prior landlord; provided that such mortgagee or successor shall not be relieved of the obligation to comply with all of the Landlord's obligations under the Lease accruing from and after the date such mortgagee or successor takes title to the Project, irrespective of whether the original non-compliance with any such obligation arose prior to and is continuing as of such date, or arose on or after such date (provided however that if such obligation arose prior to the date such mortgagee or successor took title to the Project, such mortgagee or successor shall not be deemed in default until after the provision of any notice of default required by this Lease to such mortgagee or successor, and its failure to cure same within the cure period provided for herein).

25.2 Non-Disturbance Agreement. Landlord agrees to use good faith efforts to obtain a Subordination, Non-Disturbance and Attornment Agreement from any present (if any) or future mortgagee for the Building in a form to be negotiated between Landlord, Tenant and the applicable mortgagee or deed of trust holder, using such mortgagee's standard form, and approval of which by Tenant and Landlord shall not be unreasonably withheld, conditioned or delayed (as reasonably approved by Landlord, Tenant and such Mortgagee, an "SNDA"), providing, inter alia, (i) for the subordination of this Lease to such mortgage,
(ii) for the attornment of Tenant to Landlord's successor in title, and (iii) that, as long as Tenant is not in default hereunder beyond any applicable notice and cure period, Tenant's right of possession and other leasehold rights shall not be disturbed in the event of a foreclosure of such mortgage. Upon obtaining such SNDA from such mortgagee, Tenant agrees to promptly execute and deliver such SNDA to Landlord. Notwithstanding the foregoing, Landlord's ability to obtain an SNDA shall not be a condition hereof, and the failure of Landlord to obtain an SNDA shall not be deemed a default by Landlord hereunder or entitle Tenant to exercise any remedial action.

         XXVI. SURRENDER OF POSSESSION.

Upon expiration of the Lease Term, Tenant shall promptly and peacefully surrender the Premises to Landlord in as good condition as when received by Tenant from Landlord or as thereafter improved, reasonable use and wear and tear and damage by fire, casualty and condemnation excepted. If the Premises are not surrendered in accordance with the terms of this Lease, Tenant shall indemnify Landlord and its agents, employees, independent contractors, officers, directors, partners, and shareholders against any loss or liability including reasonable attorneys' fees and costs, and including liability to succeeding tenants, resulting from delay by Tenant in so surrendering the Premises. This indemnification shall survive termination of this Lease.

         XXVII. NON-WAIVER.

Waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of such term, covenant, or condition(s), or any subsequent breach of the same or any other term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Base Rent.

         XXVIII. HOLDOVER.

If Tenant shall, without the written consent of Landlord, hold over after the expiration of the Lease Term, Tenant shall be deemed a tenant at sufferance, which tenancy may be terminated as provided by applicable state law. During any holdover tenancy (whether or not consented to by Landlord), unless Landlord has otherwise agreed in writing, Tenant agrees to pay to Landlord, a per diem occupancy charge equal to one hundred fifty percent (150%) of the per diem Base Rent and Additional Rent as was in effect under this Lease for the last month of the Lease Term. Such payments shall be made within five (5) days after Landlord's demand, and in no event less often than once per month (in advance). In the case of a holdover which has been consented to by Landlord, unless otherwise agreed to in writing by Landlord and Tenant, Tenant shall give to Landlord thirty (30) days prior written notice of any intention to quit the Premises, and Tenant shall be entitled to thirty (30) days prior written notice to quit the Premises, except in the event of non-payment of Base Rent or Additional Rent in advance or the breach of any other covenant or the existence of a Default. Upon expiration of the Lease Term as provided herein, Tenant shall not be entitled to any notice to quit, the usual notice to quit being hereby expressly waived under such circumstances, and Tenant shall surrender the Premises on the last day of the Lease Term as provided in Section 26, above.

         XXIX. CONDEMNATION.

29.1 Definitions. The terms "eminent domain", "condemnation", and "taken", and the like in this Section 29 include takings for public or quasi-public use, and sales under threat of condemnation and private purchases in place of condemnation by any authority authorized to exercise the power of eminent domain.

29.2 Taking. If the whole of the Premises is taken, either permanently or temporarily, by eminent domain or condemnation, this Lease shall automatically terminate as of the date title vests in the condemning authority, and Tenant shall pay all Base Rent, Additional Rent, and other payments up to that date. If twenty percent (20%) or more of the Premises is permanently taken, or if access to the Tenant is, by virtue of a taking, permanently denied or materially adversely affected, by eminent domain or condemnation, then Landlord or Tenant shall have the right (to be exercised by written notice to the other within sixty (60) days after receipt of notice of said taking) to terminate this Lease from the date when possession is taken thereunder pursuant to such proceeding or purchase. If neither party elects to terminate this Lease, as aforesaid, then Landlord shall within a reasonable time after title vests in the condemning authority, repair and restore, at Landlord's expense, the portion not taken so as to render same into an architectural whole to the fullest extent reasonably possible, and, if any portion of the Premises is taken, thereafter the Base Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken. If there is a temporary taking involving the Premises or Building, if a taking of other portions of the Building or Common Areas does not deny Tenant access to and continued use (in the same manner as prior to the taking) of the Building and Premises, or if less than twenty percent (20%) of the Premises is permanently taken by eminent domain or condemnation and does not deny Tenant access to and continued use of the Building and Premises, then this Lease shall not terminate, and Landlord shall repair and restore, at its own expense, the portion not taken so as to render same into an architectural whole to the fullest extent reasonably possible, and, if any portion of the Premises was taken, thereafter the Base Rent shall be reduced (on a per square foot basis) in proportion to the portion of the Premises taken.

29.3 Award. Except as set forth below, Landlord reserves all rights to damages to the Premises or arising out of the loss of any leasehold interest in the Premises created hereby, arising in connection with any partial or entire taking by eminent domain or condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such damages or award, and Tenant shall make no claim against Landlord or the condemning authority for damages for termination of Tenant's leasehold interest or for interference with Tenant's business as a result of such taking. The foregoing notwithstanding, Tenant shall have the right to claim and recover from the condemning authority compensation for any loss which Tenant may incur for Tenant's moving expenses, business interruption or taking of Tenant's personal property (but specifically excluding any leasehold interest in the Building or Premises) under the then applicable law provided that Tenant shall not make any claim that will detract from or diminish any award for which Landlord may make a claim.

         XXX. NOTICES.

All notices and demands which may be required or permitted to be given to either party hereunder shall be in writing, and shall be delivered personally or sent by United States certified mail, postage prepaid, return receipt requested, or by Federal Express or other reputable overnight carrier, to the addresses set out in Section 1.7, and to such other person or place as each party may from time to time designate in a notice to the other. Notice shall be deemed given upon the earlier of actual receipt or refusal of delivery.

         XXXI. MORTGAGEE PROTECTION.

Tenant agrees to give any mortgagee(s) and/or trust deed holder(s), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the addresses of such mortgagee(s) and/or trust deed holder(s). Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the mortgagee(s) and/or trust deed holder(s) shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days any mortgagee and/or trust deed holder(s) has commenced and is diligently pursuing the remedies necessary to cure such default, during which time Tenant shall not have the right to pursue any claim against Landlord, such mortgagee and/or such trust deed holder(s), including but not limited to any claim of actual or constructive eviction.

         XXXII. COSTS AND ATTORNEYS' FEES.

In any litigation between the parties arising out of this Lease, and in connection with any consultations with counsel and other actions taken or notices delivered, in relation to a default by any party to this Lease, the non-prevailing party shall pay to the prevailing party all reasonable expenses and court costs including attorneys' fees incurred by the prevailing party, in preparation for and (if applicable) at trial, and on appeal. Such attorney's fees and costs shall be payable upon demand.

         XXXIII. BROKERS.

Tenant represents and warrants to Landlord that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker other than Trammell Crow Real Estate Services, Inc. (on behalf of Landlord) and Julien J. Studley, Inc. (on behalf of Tenant) in the negotiating or making of this Lease, both of which shall be paid a fee by Landlord, pursuant to separate written agreement, upon the consummation of this Lease. Tenant agrees to indemnify and hold Landlord, its agents, employees, partners, directors, shareholders and independent contractors harmless from all liabilities, costs, demands, judgments, settlements, claims and losses, including reasonable attorney's fees and costs, incurred by Landlord in conjunction with any such claim or claims of any other broker or brokers claiming to have interested Tenant in the Building or Premises or claiming to have caused Tenant to enter into this Lease. Landlord represents that it has not dealt with any brokers other than the parties listed above in negotiating and entering into this Lease and shall indemnify, defend and hold Tenant harmless from any breach of the foregoing representation and warranty.

         XXXIV. LANDLORD'S LIABILITY.

         Anything in this Lease to the contrary notwithstanding, covenants, undertakings and agreements herein made on the part of Landlord, are made and intended not for the purpose of binding Landlord personally or the assets of Landlord but are made and intended to bind only Landlord's interest in the Premises and Building, as the same may, from time to time, be encumbered; no personal liability shall at any time be assumed by or asserted or enforceable against Landlord or any member, manager, officer, employee, agent, trustee, beneficiary, or individual partner of Landlord or of any member, manager, officer, employee, agent, trustee, beneficiary, or individual partner of Landlord, or any of their respective heirs, legal representatives, successors and assigns on account of this Lease or on account of any covenant, undertaking or agreement of Landlord in this Lease or any claim made against Landlord under this Lease; and Tenant agrees to look solely to the interests of Landlord in the Premises and the Building for the enforcement of any claims against Landlord arising hereunder. Any and all personal liability, if any, beyond that which may be asserted under this Section 34 is hereby expressly waived and released by Tenant and by all persons claiming by, through, or under Tenant. In addition, in no event shall Landlord be in default of this Lease unless Tenant notifies Landlord of the precise nature of the alleged breach by Landlord, and Landlord fails to cure such breach within fifteen (15) days after the date of Landlord's receipt of such notice or refusal of delivery (provided that if the alleged breach is of such a nature that it cannot reasonably be cured within such fifteen (15) day period, then Landlord shall not be in default if Landlord commences a cure within such fifteen (15) day period and diligently thereafter prosecutes such cure to completion). In no event shall Tenant have any right to terminate this Lease by virtue of any uncured default by Landlord.

         XXXV. ESTOPPEL CERTIFICATES.

Tenant shall, from time to time, within ten (10) business days of Landlord's written request, execute, acknowledge and deliver to Landlord or its designee a written statement stating: the date the Lease was executed and the date it expires; the date the Tenant entered occupancy of the Premises; the amount of Base Rent, Additional Rent and other charges due hereunder and the date to which such amounts have been paid; that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Landlord have been satisfied (or specifying any such conditions that have not been satisfied); that all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (or specifying any such contributions that have not been received); that to Tenant's knowledge, following reasonable investigation and inquiry, there are no existing defenses or offsets which the Tenant has against the enforcement of this Lease by the Landlord; that no Base Rent or Additional Rent has been paid more than one (1) month in advance; that no security has been deposited with Landlord (or, if so, the amount thereof) other than the Security Deposit; or any other customary factual matters evidencing the status of the Lease, as may be reasonably required either by a lender making a loan to Landlord to be secured by a deed of trust or mortgage against the Building, or a purchaser of the Building, which written statement shall, to the extent the certifications required to be made therein are true and correct as of such time, be in substantially the same form as Exhibit F attached hereto and made a part hereof by this reference. It is intended that any such statement delivered pursuant to this paragraph may be relied upon by a prospective purchaser of Landlord's interest or a mortgagee of Landlord's interest or assignee of any mortgage upon Landlord's interest in the Building. If Tenant fails to respond within ten (10) business days after receipt by Tenant of a written request by Landlord as herein provided, Tenant shall be deemed to have given such certificate as above provided without modification and shall be deemed to have admitted the accuracy of any information supplied by Landlord to a prospective purchaser or mortgagee consistent with the terms of the estoppel so requested.

Landlord shall, from time to time, within ten (10) business days of Tenant's written request, execute, acknowledge and deliver to Tenant or its designee a written statement stating: the date the Lease was executed and the date it expires; the date the Tenant entered occupancy of the Premises; the amount of Base Rent, Additional Rent and other charges due hereunder and the date to which such amounts have been paid; that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended in any way (or specifying the date and terms of any agreement so affecting this Lease); that this Lease represents the entire agreement between the parties as to this leasing; that all conditions under this Lease to be performed by the Tenant have been satisfied (or specifying any such conditions that have not been satisfied); that to Landlord's knowledge, there are no defaults by Tenant under this Lease.

         XXXVI. FINANCIAL REPRESENTATIONS AND INFORMATION.

         Tenant has provided Landlord prior to the date hereof with the information regarding Tenant's net asset value and financial condition that is attached as Exhibit G hereto and made a part hereof. Tenant represents that the information contained in Exhibit G is true, correct and complete, and acknowledges that Landlord is relying thereupon (without additional investigation) in entering into this Lease with Tenant. Tenant shall deliver to Landlord updated information, using the same format (and containing not less than the same level of detail) set forth in Exhibit G, certified by Tenant's chief financial officer as true, correct and complete as of the date made, within ten (10) business days after Landlord's written request (which shall be limited to one (1) request per calendar quarter during the Lease Term). In the event Tenant ever provides to any creditor of Tenant's (including but not limited to lenders, other landlords and/or judgment creditors) formal financial statements regarding Tenant (including but not limited a detailed balance sheet, a profit and loss statement, and/or a cash flow statement), whether or not audited by an independent certified public accountant, Tenant agrees to provide the same information to Landlord, within ten (10) business days after

Landlord's written request (which shall be limited to one (1) request per calendar quarter during the Lease Term).

Within ten (10) days after Landlord's request, Tenant shall deliver to Landlord a year-to-date financial statement of Tenant for Tenant's current fiscal year and annual financial statements for the two (2) fiscal years prior to Tenant's current fiscal year, which financial statements shall be prepared by a certified public accountant in accordance with generally accepted accounting principles consistently applied and include a balance sheet and profit and loss statement and which annual financial statements shall be audited by a certified public accountant. In the event that Tenant does not produce nor possess financial statements, Tenant shall deliver to Landlord, in lieu of financial statements, internal balance sheets, the accuracy of which shall have been certified to by the president, a vice president, the treasurer or assistant treasurer of Tenant. Such certifications shall specifically state that the balance sheets are accurate and full representations of the financial condition of Tenant. To the extent tenant is not a publicly traded company, Landlord agrees that it shall use reasonable efforts to maintain the confidentiality of Tenant's financial information; provided, however that Landlord shall be permitted to disclose same to Landlord's lenders, prospective purchasers, and investors.

         XXXVII. TRANSFER OF LANDLORD'S INTEREST.

In the event of any transfer(s) of Landlord's interest in the Premises or the Building to a bona-fide third-party purchaser, other than a transfer for security purposes only, upon the assumption of this Lease by the transferee, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of Landlord accruing from and after the date of such transfer, and Tenant agrees to attorn to the transferee.

         XXXVIII. RIGHT TO PERFORM.

If Tenant shall fail to pay any sum of money, other than Base Rent and Additional Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and (except in the event of emergency in which case no grace or cure period shall be applicable or required) such failure shall continue for ten (10) days after notice to Tenant (or such other cure period as may be provided for herein), Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this section as in the case of Default by Tenant in the payment of Base Rent. All sums paid by Landlord and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant upon written demand within ten (10) business days after such payment by Landlord, together with interest thereon at the Default Rate from such date to the date of payment.

         XXXIX. COMMON AREAS

For purposes hereof, the term "Common Areas" shall mean (i) all portions of the Land other than portions upon which the Building is situated, including landscaped areas and the like, as the same may be modified from time to time by Landlord; (ii) all loading docks, corridors, lobbies, elevator cabs, stairs and other portions of the Building that would customarily be made available to tenants of the Building, as the same may be modified from time to time by Landlord; (iii) any parking deck, parking structure, or surface parking facility, and any connector from the Building thereto; and (iv) any areas which are common areas for, on, or utilized in general by tenants, owners and/or occupants of the complex.

         XD. SALES AND AUCTIONS.

Tenant may not display or sell merchandise outside the exterior walls and doorways of the Premises and may not use such areas for storage. Tenant shall not conduct or permit to be conducted any sale by auction in, upon or from the Premises whether said auction be voluntary, involuntary, pursuant to any assignment for the payment of creditors or pursuant to any bankruptcy or other insolvency proceedings.

         XDI. ACCESS TO ROOF.

41.1 Subject to (i) compliance with all rules, regulations, proffers, statutes and codes of any governmental authority having jurisdiction thereover, and (ii) subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have the right of access to and non-exclusive use of the roof of the Building for the installation of various communication equipment (Tenant's "Roof Use"); provided further that such installation and the Roof Use shall not void any roof or other warranty applicable to the Building and that all such installations shall be located and screened in a manner mutually acceptable to both Landlord and Tenant.

41.2 If the rate of any insurance carried by Landlord is increased as a result of Tenant's Roof Use, then Tenant will pay to Landlord within ten (10) days before the date Landlord is obligated to pay a premium on the insurance (or within ten (10) days after Landlord delivers to Tenant a certified statement from Landlord's insurance carrier stating that the rate increase was caused by Tenant's Roof Use, whichever date is later), a sum equal to the difference between the original premium and the increased premium resulting from the Roof Use.

41.3 Landlord has not made any representations or promises pertaining to the suitability of the Building's rooftop for the Roof Use. Tenant, for the purpose of this paragraph and its right to rooftop access hereunder, accepts the rooftop in its "as is" condition.

41.4 Tenant will obtain prior to installation, any and all necessary licenses, approvals, permits, etc., necessary for the installation, maintenance and use of any equipment installed pursuant to this Section 41. Tenant's Roof Use shall not in any way conflict with any applicable law, statute, proffer, ordinance or governmental rules or regulation now in force or which may hereafter be enacted. The Tenant will, at its sole cost and expense, promptly comply or ensure that the Building complies with all laws, statutes, proffers, ordinances, governmental rules or regulations, or requirements of any board of fire insurance underwriters or other similar bodies now or hereafter constituted relating to or affecting Tenant's Roof Use. Tenant shall indemnify and hold Landlord harmless from and against any and all loss, cost (including reasonable attorney's fees incurred in defending Landlord), damage or liability arising out of any violations of said laws, statutes, proffers, ordinances rule or regulations.

41.5 Tenant's Roof Use shall be exercised: (1) in such manner as will not create any hazardous condition or interfere with or impair the operation of the heating, ventilation, air conditioning, plumbing, electrical, fire protection, life safety, public utilities or other systems or facilities in the Building;
(2) in compliance with all applicable laws, codes, proffers, statutes and regulations; (3) in such a manner as will not directly or indirectly interfere with, delay, restrict or impose any expense, work or obligation upon Landlord in the use or operation of the Building; (4) at Tenant's cost, including the cost of repairing all damage to the Building and any personal injury and/or property damage attributable to the installation, inspection, adjustment, maintenance, removal or replacement of any equipment or apparatus on the roofs approved hereunder; and (5) in a manner which will not void or invalidate any roof warranty then in effect with respect to the roof of the Building. Tenant's Roof Use shall be used solely in the ordinary course of Tenant's business operations and specifically not for commercial resale or any similar purpose, and any use of the roof outside of the ordinary course of Tenant's business operations (such as, but not limited to, subleasing portions of the roof for profit to third parties) shall be subject to Landlord's consent, which consent may be given or withheld in Landlord's sole and absolute discretion.

         XDII. ACCESS.

Landlord shall install access control systems to the Common Area entrances of the Building and Landlord shall provide on or before the Commencement Date, 100 key cards therefore, the cost of which shall be paid by Landlord. Thereafter, Tenant may obtain from the applicable security system vendor as many key cards as Tenant requires, at Tenant's sole expense (which shall be Landlord's actual cost from the security company providing such service). All monitoring costs attributable to such system(s), if any, shall constitute Operating Costs for all purposes hereof.

         XDIII. AUTHORITY OF LANDLORD AND TENANT.

 Each of Landlord and Tenant shall furnish the other with appropriate partnership and/or corporate resolutions, as applicable, confirming that the individual executing this Lease on behalf of each has been duly authorized to execute and deliver this Lease on behalf of such party and that this Lease is binding upon such party.

         XDIV. NO ACCORD OR SATISFACTION.

No payment by Tenant or receipt by Landlord of a lesser amount than the Base Rent, Additional Rent and other sums due hereunder shall be deemed to be other than on account of the earliest Base Rent or other sums due, nor shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and

Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Rent, Additional Rent or other sum and to pursue any other remedy provided in this Lease.

         XDV. LEGAL REQUIREMENTS.

Landlord shall cause the Building (but not the Premises, for which Tenant shall be solely responsible) to comply as of the Commencement Date with all laws, orders, ordinances and regulations of Federal and local authorities and with directions of public rules, recommendations, requirements and regulations of the Board of Fire Underwriters, Landlord's insurance companies and any other organization establishing insurance rates in the geographical area where the Project is located and all applicable building codes, to the extent the same are applicable to the Building, respecting all matters of the Project other than the use and occupancy of the Premises by Tenant, including, without limitation, the accessibility requirements of the Americans with Disabilities Act ("ADA"), all zoning and other land use laws, and all Environmental Laws. To landlord's knowledge, having done no independent investigation or inquiry, the proposed use of the Premises by Tenant will not violate currently applicable zoning regulations as they pertain to the Building.

         XDVI. PARKING.

Tenant shall have the right (together with Landlord and its agents, employees and contractors, and together with the rights of other tenants in the Building and the Project) to use, from the parking areas available to the Project in the parking structure and surface parking on the Project and Common Areas an amount of parking as set forth in Section 1.1 hereof (i.e., 49 aggregate spaces). Such parking right shall be non-exclusive, and on an unreserved basis. Tenant agrees not to overburden the Building's parking facilities.


         XDVII. GENERAL PROVISIONS.

         A. Acceptance. This Lease shall only become effective and binding upon full execution hereof by Landlord and Tenant and delivery of a signed copy by Landlord to Tenant.

         B. Joint Obligation. If there be more than one Tenant, the obligations hereunder imposed shall be joint and several.

         C. Marginal Headings, Etc. The marginal headings, Table of Contents, lease summary sheet and titles to the sections of this Lease are not a part of the Lease and shall have no effect upon the construction or interpretation of any part hereof.

         D. Choice of Law. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia (without regard to the choice of law and/or conflict of law principles applicable in such State).

         E. Successors and Assigns. The covenants and conditions herein contained, subject to the provisions as to assignment, inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

         F. Recordation. Except to the extent otherwise required by law, neither Landlord nor Tenant shall record this Lease or a memorandum hereof.

         G. Quiet Possession. Upon Tenant's paying the Base Rent and Additional Rent reserved hereunder and observing and performing all of the covenants, conditions and provisions on Tenant's part to be observed and performed hereunder, Tenant shall have quiet possession and enjoyment of the Premises for the Lease Term hereof, free from any disturbance or molestation by Landlord, or anyone claiming by, through or under Landlord, but in all events subject to all the provisions of this Lease.

         H. Inability to Perform; Force Majeure. This Lease and the obligations of the Tenant hereunder shall not be affected or impaired because either Landlord or Tenant is unable to fulfill any of its obligations hereunder or is delayed in doing so, to the extent such inability or delay is caused by reason of war, civil unrest, strike, labor troubles, unusually inclement weather, governmental delays, inability to procure services or materials despite reasonable efforts, third party delays, acts of God, or any other cause(s) beyond the reasonable control of the Landlord (which causes are referred to collectively herein as "Force Majeure".) Any time specified obligation of Landlord or Tenant in this Lease shall be extended one day for each day of delay suffered by Landlord or Tenant as a result of the occurrence of any Force Majeure. The foregoing notwithstanding in no event will an event of Force Majeure extend the time within which Tenant or Landlord must perform any of its monetary obligations under this Lease.

         I. Partial Invalidity. Any provision of this Lease which shall prove to be invalid, void, or illegal shall in no way affect, impair or invalidate any other provision hereof and such other provision(s) shall remain in full force and effect.

         J. Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, whenever possible, be cumulative with all other remedies at law or in equity.

         K. Entire Agreement. This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect.

         L. Survival. All indemnities set forth in this Lease shall survive the expiration or earlier termination of this Lease.

         M. Consents. If any provision of this Lease subjects any action, inaction, activity or other right or obligation of any party to the prior consent or approval of the other, such consent shall not be unreasonably withheld, conditioned or delayed unless otherwise specifically provided herein.

         N. Saving Clause. In the event (but solely to the extent) the limitations on Landlord's liability set forth in Section 8.3 of this Lease would be held to be unenforceable or void in the absence of a modification holding the Landlord liable to Tenant or to another person for injury, loss, damage or liability arising from Landlord's omission, fault, negligence or other misconduct on or about the Premises, or other areas of the Building appurtenant thereto or used in connection therewith and not under Tenant's exclusive control, then such provision shall be deemed modified as and to the extent (but solely to the extent) necessary to render such provision enforceable under applicable law. The foregoing shall not affect the application of Section 34 of this Lease to limit the assets available for execution of any claim against Landlord.

47.15 Rule Against Perpetuities. In order to ensure the compliance of this Lease with any rule against perpetuities that may be in force in the state in which the Premises are located, and without limiting or otherwise affecting either Landlord's or Tenant's obligations under this Lease, as stated in the other sections hereof, or modifying any other termination rights which may be set forth herein, Landlord and Tenant agree that, irrespective of the reasons therefor (other than a Default by Tenant), in the event Tenant fails to take possession of the Premises and commence paying Base Rent and Additional Rent hereunder within ten (10) years after the date of execution of this Lease, then this Lease, and the obligations of the parties hereunder, shall be deemed to be null and void and of no further force and effect. Without affecting the specific timing requirements otherwise applicable thereto under this Lease, any and all options granted to Tenant under this Lease (including, without limitation, expansion, renewal, right of first refusal, right of first offer, and like options) must be exercised by Tenant, if at all, during the term of this Lease.

         XDVIII. RULES AND REGULATIONS.

Tenant agrees to comply with the Rules and Regulations attached hereto as Exhibit D.

         XDIX. ARBITRATION.

49.1 If arbitration is specifically agreed upon hereunder as a dispute resolution procedure, the arbitration shall be conducted as provided in this Section. All proceedings shall be conducted according to the Commercial Arbitration Rules of the American Arbitration Association, except as hereinafter provided. No action at law or in equity in connection with any such dispute shall be brought until arbitration hereunder shall have been waived, either expressly or pursuant to this Section. The judgment upon the award rendered in any arbitration hereunder shall be final and binding on both parties hereto and may be entered in any court having jurisdiction thereof. During any arbitration proceeding pursuant to this Section, the parties shall continue to perform and discharge all of their respective obligations under this Lease, except as otherwise provided in this Lease.

49.2 All disputes that are required to be arbitrated in accordance with this Lease shall be raised by notice to the other party, which notice shall state with particularity the nature of the dispute and the demand for relief, making specific reference by article number and title of the provisions of this Lease alleged to have given rise to the dispute. The notice shall also refer to this Section and shall state whether or not the party giving the notice demands arbitration under this Section.

49.3 Within thirty (30) days of any demand for arbitration, each of Tenant and Landlord shall appoint one (1) arbitrator, and within ten (10) days of their appointment, the two (2) arbitrators thus selected shall jointly select a third
(3rd) arbitrator. All arbitrators shall have at least ten (10) years' experience in commercial real estate matters and, in particular, the subject matter of the dispute, to act as arbitrator hereunder. If either party fails to select an arbitrator within the initial thirty (30) day period, or if the two (2) arbitrators are unable to agree upon a third (3rd) arbitrator, then, upon the request of either party, the remaining arbitrator(s) shall be appointed by The American Arbitration Association. The arbitration proceedings shall take place a mutually acceptable location in the Washington, D.C./Baltimore metropolitan areas.

49.4 The right of Landlord and Tenant to submit a dispute to arbitration is limited to issues specifically agreed in this Lease to be submitted to arbitration, and specifically does not apply to any remedial action undertaken by Landlord pursuant to the provisions of Section 24 hereof. When resolving any dispute, the arbitrator shall apply the pertinent provisions of this Lease without departure therefrom in any respect. The arbitrator shall not have the power to change any of the provisions of this Lease, but this Section shall not prevent in any appropriate case the interpretation, construction and determination by the arbitrator of the applicable provisions of this Lease to the extent necessary in applying the same to the matters to be determined by arbitration.

49.5 Without limitation, any dispute between Landlord and Tenant regarding the application, interpretation or effect of the provisions of Exhibit C to particular factual circumstances, including without limitation any dispute regarding approval of plans and specifications for Tenant's Work, compliance of construction with the approved plans and specifications therefor (or as otherwise required by this Lease), Substantial Completion of all or any part of Tenant's Work, completion of punch list items and Landlord's calculation of the total Costs, shall be subject to arbitration pursuant to this Section 49 if Landlord and Tenant cannot resolve such dispute voluntarily.

         D. WAIVER OF JURY TRIAL.

LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS LEASE, OR THE USE AND OCCUPANCY OF THE PREMISES. IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NON-PAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT WILL NOT INTERPOSE (AND WAIVES THE RIGHT TO INTERPOSE) ANY NON-MANDATORY COUNTERCLAIM IN ANY SUCH PROCEEDING.

         DI. RENEWAL TERM.

         A. Provided Tenant is not in Default of this Lease at the time its rights hereunder are to be exercised, Tenant shall have the option ("Renewal Option") to extend the Lease Term for one (1) extension period of sixty (60) months (the "Renewal Term") provided Tenant gives written notice to Landlord of its election to exercise such Renewal Option (the "Renewal Notice") not more than eighteen (18) nor less than twelve (12) months prior to the expiration of the last day of the initial Lease Term. Time is of the essence in this Section 51.

         B. All terms and conditions of this Lease, including without limitation, all provisions governing the payment of Additional Rent, shall remain in full force and effect during the Renewal Term, except the Base Rent shall be as set forth in this Section 51.

         C. The Base Rent payable upon the commencement of the Renewal Term shall equal one hundred percent (100%) of the then prevailing market rental rate (including base rental rate, annual escalation rate, and any applicable tenant concessions) applicable to renewal terms with respect to comparable space in comparable buildings in the Tysons Corner, Virginia area, (the "Fair Market Rate" or "FMR") (but not less than the Rent for the prior Lease Year) at the time of the commencement of the applicable Renewal Term, determined based upon then existing renewal market conditions applicable to the leasing of comparable space in comparable buildings in the vicinity of the Project (taking into consideration use, location, quality, age and location of the applicable building and the definition of net rentable area as well as then market lease concessions, and improvement allowances). Further, the Fair Market Rate shall be determined on a net basis, with Tenant remaining responsible for all Additional Rent as set forth herein. Landlord and Tenant shall negotiate in good faith and in accordance with the procedure set forth in Section 51.4, below, to determine the Fair Market Rate which will be applicable during the Renewal Term, with the goal of concluding such negotiation or triggering a determination of the FMR using a three-broker method (as described in Section 51.5, below) within not more than sixty (60) days after the date of Landlord's receipt of the Renewal Notice.

         D. Within ten (10) days after Landlord receives Tenant's Renewal Notice exercising the Renewal Option referenced above, Landlord will provide Tenant with a written notice (the "FMR Notice") indicating the base rental rate and annual escalation rate which Landlord in good faith believes represents the then current FMR for the Premises. If Tenant is in agreement with the base rental rate and annual escalation rate stated in the FMR Notice, Tenant shall so notify Landlord within twenty (20) days after its receipt thereof, in which case such base rental rate and annual escalation rate shall constitute the FMR for such Renewal Term within the meaning of this Section 51. If Tenant believes in good faith that the base rental rate and annual escalation rate stated by Landlord in the FMR Notice are in excess of actual FMR for the Premises, Tenant shall so notify Landlord in writing prior to the end of the twenty (20) day period after Tenant received Landlord's FMR Notice, stating in its response (hereinafter referred to as "Tenant's Counterproposal") the base rental rate and annual escalation rate which Tenant in good faith believes represents the then current FMR for the Premises. If Tenant fails to respond to the Landlord's FMR Notice within such twenty (20) day period, Tenant shall be deemed to have accepted the base rental rate and annual escalation rate stated in Landlord's FMR Notice. If Tenant does provide Tenant's Counterproposal to Landlord in a timely fashion, and Landlord agrees that the base rental rate and annual escalation rate stated in Tenant's Counterproposal represent the then current FMR, Landlord shall so notify Tenant within twenty (20) days after its receipt thereof, in which case such base rental rate and annual escalation rate shall constitute the FMR for such Renewal Term within the meaning of this Section 51. If Landlord fails to respond to the Tenant's Counterproposal within twenty (20) days after Landlord's receipt of the Tenant's Counterproposal, or rejects the rental rate and escalation rate stated therein, then the parties agree to submit the issue of what constitutes the appropriate FMR for the Premises for the Renewal Term to determination using a "three broker method" as described in Section 51.5, below.

         E. If the parties submit the issue of what constitutes the appropriate FMR for the Premises for the Renewal Term to determination using a "three broker method", then the Base Rent and annual escalations applicable during the Renewal Term shall be equal to the FMR and annual escalation rates determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one by Tenant, and the two so appointed shall select the third. Each member of the board of brokers shall be licensed in the Commonwealth of Virginia as a real estate broker, with a substantial familiarity in the field of commercial office leasing in McLean, Virginia having no less than ten (10) years experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments within five (5) business days after the earlier to occur of (i) the expiration of the ten (10) day period after Landlord's receipt of Tenant's Counterproposal, or (ii) the date Landlord notifies Tenant of its rejection of Tenant's Counterproposal. The two (2) brokers selected by Landlord and Tenant shall promptly select a third broker within ten (10) days after they both have been appointed, and each broker, within ten (10) days after the third broker is selected, shall submit his or her determination of the said FMR and escalations (taking into account the provisions of Section 51.3 hereof). If either of the parties fail to select a broker within the aforesaid time periods, the broker selected by the other party shall select the other two (2) brokers to participate in the determination, each of which shall meet the selection criteria set forth above, and be affiliated with a different company from the first broker and from each other; and if the brokers selected by Landlord and Tenant are unable to reach agreement on the identity of the third broker within the applicable ten (10) day period, then the third broker shall be designated (in compliance with the applicable criteria set forth above) by an agent of the Virginia Board of Realtors in office at such time. The FMR shall be the average of amount determined by the two brokers whose determinations are closest in amount to each other (or [a] if two brokers reach an identical determination, the determination of such two brokers, or, as applicable [b] if two brokers' estimates are the same monetary difference from the third, but in opposite directions, the average of the three brokers shall prevail), provided that if the two (2) most proximate determinations of FMR differ by more than five percent (5%), then the determination of FMR by such board of three brokers shall be null and void, and Landlord and Tenant shall, within five (5) business days thereafter, appoint a new board of three different real estate brokers meeting the above-stated criteria, who shall convene in accordance with the procedures and time frames set forth above in order to render a new determination, as if the first determination had never taken place. After the Fair Market Rent has been established, the brokers shall immediately notify the parties in writing, and such determination shall be conclusive and binding upon the parties. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the third broker.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Deed of Lease, or have caused this Deed of Lease to be executed on their respective behalves by their duly authorized officers, as of the day and year first above written.

                                       LANDLORD:

                                            WESTWOOD CENTER, L.L.C.



                                       By: /s/ Allen S. Jackson, Jr.
                                           ------------------------------------
                                           Name: Allen S. Jackson, Jr.
                                           Title: Vice President


                                       TENANT:

                                       SAGE NETWORKS, INC.



                                       By:  /s/ Leonard J. Fassler
                                            -----------------------------------
                                       Name: Leonard J. Fassler
                                             ----------------------------------
                                       Title: Co-Chairman
                                              ---------------------------------

                                    EXHIBIT A


                       Location and Dimensions of Premises

                                    EXHIBIT B


                               Description of Land

                                    EXHIBIT C

                        Construction/Build-Out Provisions
                        Landlord's Work and Tenant's Work

         1. Preparation of Plans and Specifications. Landlord and Tenant on a preliminary space plan for the construction of initial leasehold improvements to the Premises (the "Space Plan"), a copy of which is attached as Schedule C-1 hereto and made a part hereof. (The Space Plan includes related specifications for interior tenant finishes, to the extent same deviate from Building standard.) With respect to such initial leasehold improvements, within ten (10) days after the execution of this Lease, Tenant shall submit to Landlord all information (the "Plans Information") needed in order for Landlord's architects, engineers and/or other construction personnel ("Landlord's Architect") to prepare architectural plans, construction drawings and finishes for the Premises, consistent with the Space Plan. Landlord shall provide all Building systems information necessary for Landlord's Architect to prepare mechanical, electrical and plumbing ("MEP") drawings. Within thirty (30) days of receipt of all information required from Tenant, Landlord's Architect shall prepare the architectural plans, construction drawings and finishes, and the MEP's, for the Premises, as required for the permitting and construction of the Premises ("Plans and Specifications"). Landlord shall deliver the completed Plans and Specifications to Tenant promptly after completion. If Tenant fails to provide all necessary Plans Information, Landlord or Landlord's Architect shall notify Tenant of any such missing information, and Tenant shall deliver same to Landlord within five (5) days after such notification. Any period of delay caused by Tenant's failure to provide all the Plans Information when required above shall toll the aforementioned thirty (30) day period until Tenant delivers such information, and shall constitute a "Tenant Delay" (as defined in paragraph 9 of this Exhibit C, below) hereunder.

         2. Approval of Plans and Specifications. As soon as practicable after receipt of such Plans and Specifications, but in no event more than five (5) days after receipt thereof, Tenant shall return to Landlord such Plans and Specifications with Tenant's suggested modifications and/or approval. If, upon receipt of Tenant's modified Plans and Specifications, Landlord wishes to take exception to Tenant's modifications, Landlord may do so within five (5) business days after the date upon which Landlord receives Tenant's modified Plans and Specifications. If Landlord takes exception, then Landlord and Tenant shall negotiate in good faith to promptly resolve any disagreements and make modifications to the Plans and Specifications which are acceptable to Landlord and Tenant. The parties shall attempt to reach agreement as soon as possible, and in all events within five (5) business days after the date upon which Landlord receives Tenant's proposed modifications to the Plans and Specifications.

         3. Revisions to Plans and Specifications. If Tenant's modifications are acceptable to Landlord, said Plans and Specifications shall thereafter be revised by Landlord to reflect the applicable changes, and the same shall be resubmitted to Tenant for approval within five (5) business days after their receipt by Landlord. If Landlord takes exception to Tenant's modifications, said Plans and Specifications shall be revised by Landlord to reflect any changes agreed upon in the above referenced good faith negotiations within three (3) business days after the expiration of the five (5) business day negotiating period set forth in paragraph 2, above. Landlord shall deliver the revised Plans and Specifications to Tenant prior to the expiration of such three (3) business day period, and Tenant shall grant its approval or disapproval thereto, and/or state any further objections or proposed modifications, within three (3) business days after receipt thereof. After the first submission and resubmission, Landlord and Tenant agree to restrict further objections or disputes to matters which have not previously been agreed upon or accepted by the other party. The parties shall, in all events, act in good faith and use all reasonable efforts to reach agreement as soon as possible, and in all events within fifteen (15) business days after the date upon which Landlord first received Tenant's modified Plans and Specifications. The process of submissions and resubmissions shall continue thereafter until final agreement is reached, and in such process, the parties shall thereafter adhere to the three (3) business day response time required after the second resubmission. Each party agrees that its failure to respond to a submission or resubmission within the above-referenced time frames shall constitute such party's acceptance of the submission or resubmission in question.

         4.       Landlord's Work.

                  (A) Upon Landlord and Tenant's final approval of the Plans and Specifications, the same shall constitute the "Approved Plans", and the work shown on the Approved Plans shall be deemed "Landlord's Work" unless otherwise noted thereon. Following final approval of the Approved Plans, Landlord agrees to apply for a building permit and upon the later of the date of issuance thereof, or that date which is fifteen (15) days after the existing tenant occupying the Premises vacates therefrom, to cause Landlord's Work to be completed, installed or performed, as the case may be, in accordance therewith, subject only to minor variations and/or variations necessitated by the unavailability of specified materials and equipment. The costs associated with Landlord's Work shall be paid as provided in Paragraphs 6 and 7, below.

                  (B) Except as above provided, no deviation from the Approved Plans shall be made by either party except by written change order approved by the other party, which approval shall not be unreasonably withheld or delayed. In the event Tenant requests or causes the need for any change orders with respect to Landlord's Work, the net cost of such change orders shall be at Tenant's sole cost and any delays resulting therefrom shall constitute "Tenant Delays" hereunder. In the event any change orders increase the cost of Landlord's Work, Tenant shall pay Landlord the incremental additional cost associated with any such change orders within fifteen (15) days after Landlord's demand therefor.

         5.       Tenant's Work.

                  (A) Notwithstanding anything to the contrary in this Exhibit C, Tenant shall be responsible for all work, construction, installations or improvements in or to the Premises which are not designated as Landlord's Work (including but not limited to all fixtures, furniture, equipment and other office installations.) Such work shall hereinafter be referred to as "Tenant's Work," and shall be at Tenant's sole cost and expense. Prior to commencing Tenant's Work, Tenant shall submit to Landlord, for Landlord's review and approval, which shall not be unreasonably withheld, drawings and specifications for Tenant's Work, showing all aspects of such work. Tenant's Work shall be deemed to constitute an "alteration" within the meaning of Section 15 of the Lease, and shall be subject to the terms of (and approval procedures described in) Section 15 of the Lease even if Tenant's Work takes place prior to the Commencement Date of this Lease.

                  (B) Tenant shall be responsible for and shall pay when due all costs associated with the preparation of plans and the performance of Tenant's Work incurred in accordance with this Exhibit C. Failure by Tenant to pay the costs associated with Tenant's Work on a timely basis so as to avoid the assertion of any statutory and/or common law lien against the Premises or the Building shall constitute a default by Tenant for all purposes of the Lease.

         6. Improvement Allowance Defined. In consideration of Tenant's fulfillment of all of its obligations under this Exhibit C and the performance of all of its financial and other obligations under the Lease, Landlord shall make a one-time contribution of up to $131,710.00 (which is calculated as

$10.00 per rentable square foot of the Premises), to be applied solely toward actual hard and soft costs paid by Landlord in the design, purchase, construction and installation of Landlord's Work and for no other purpose, in accordance with the terms of this Exhibit C. Landlord's total financial obligation with respect to the purchase, construction, and installation of Landlord's Work or any other improvements to the Premises shall be limited solely to the Improvement Allowance, and Tenant shall be solely responsible for any and all such costs in excess of the Improvement Allowance. Costs to be applied against the Improvement Allowance shall include, without limitation, architectural and engineering fees and expenses associated with the preparation and review of the Plans and Specifications and the Approved Plans (both prior to and after the date of the Lease); permit and inspection fees; cost of labor, materials, general conditions and contractor profits arising under the construction contract(s) pursuant to which Landlord's Work is performed; a construction management fee payable to Landlord's construction manager in the amount of four percent of managed costs; and any other hard and soft costs associated with the performance of the Landlord's Work.

         7.       Improvement Allowance Payment Schedule.

                  (A) Landlord shall apply the Improvement Allowance toward the cost of Landlord's Work, as defined by and in accordance with the terms of this Exhibit C. Landlord agrees that the Improvement Allowance shall be applied solely to pay costs of design and construction of Landlord's Work in the Premises.

                  (B) If, during the course of performing Landlord's Work, Landlord in good faith believes that the cost of Landlord's Work will exceed the Improvement Allowance, Landlord shall notify Tenant in writing, which notice shall include Landlord's good faith estimate of the additional cost to complete Landlord's Work (the "Completion Deposit"). Within fifteen (15) days after receipt of such notice, Tenant shall pay Landlord (or, if Landlord elects, Tenant shall pay Landlord's contractor) the Completion Deposit. If Tenant fails to pay the Completion Deposit as and when due hereunder, (i) such failure shall constitute a Tenant Delay and a default under the Lease, and (ii) Landlord shall have the right to halt Landlord's Work.

                  (C) The following provisions shall apply with respect to any underpayment or overpayment by Tenant in the event Tenant pays the Completion Deposit hereunder. If the Final Statement states that the Actual Cost exceeds the sum of the Improvement Allowance and (if any) the Completion Deposit (the "Total Tenant Payment"), then Tenant shall pay Landlord an amount equal to the difference between the Actual Cost and the Total Tenant Payment within fifteen
(15) days after receipt of Landlord's statement. If the Final Statement states that the Actual Cost is less than the Total Tenant Payment, then Landlord shall credit the unused portion of the Total Tenant Payment (but not more than the unused portion of the Completion Deposit) toward Tenant's next due payment(s) of Rent and additional rent.

         8.       Permits.

                  (A) Except as provided below, Landlord shall obtain all necessary permits in connection with Landlord's Work. Landlord's Work shall not be deemed Substantially Complete until Landlord obtains all final inspection approvals which are required for Landlord to deliver the Premises to Tenant with Landlord's Work completed, and that can be obtained by Landlord prior to Tenant performing Tenant's Work and prior to Tenant installing its fixtures, furniture and equipment (including, if the same may be issued prior to Tenant's performance of Tenant's Work, if any, and installation of its fixtures, furniture and equipment , a non residential use permit for the Premises).

                  (B) Tenant shall be responsible for applying for and obtaining all permits required for Tenant to perform Tenant's Work, or to operate within the Premises, including without limitation (and except as provided in Paragraph 8(A), above) the final non residential use permit or its equivalent, and for obtaining any final fire inspection approval required after installation of its fixtures, furniture and equipment.

         9. Tenant Delays. Tenant acknowledges that delays in preparation of Approved Plans and/or in the construction of Landlord's Work caused by Tenant may otherwise result in deferral of the Possession Date (defined below), and consequently the Commencement Date (as such term is defined in Section 1.4 of the Lease), and thus Tenant's obligation to pay Rent, additional rent and other charges due under this Lease to Landlord. Accordingly, Tenant agrees that the Commencement Date shall be deemed to have been moved up one (1) day for each day of delay in the commencement or completion of Landlord's Work occasioned by any "Tenant Delay", which term shall include, without limitation, any delay in the commencement or completion of Landlord's Work caused by the acts or omissions of Tenant, its agents, architects, employees, contractors and invitees. (For purposes of illustration only, if the Commencement Date is April 15, 1999, and there were ten (10) days of Tenant Delays, the Commencement Date shall be deemed to have occurred on April 5, 1999.)

         10. Delivery & Acceptance of Possession. When Landlord's Work is substantially complete, Landlord shall deliver to Tenant a written notice (the "Completion Notice") certifying that Landlord's Work is "Substantially Complete" (as defined in the Lease). Within five (5) days after Landlord delivers the Completion Notice, Tenant and a representative of Landlord shall jointly inspect the Premises, as Tenant deems appropriate and Tenant shall be deemed to have accepted the Premises (in their condition as of the date of the Completion Notice but without waiving Landlord's ability, if any, to correct punch list items pursuant to Paragraph 11 below) on the earlier of (i) the date of such joint inspection, or (ii) the fifth (5th) day after Landlord delivers the Completion Notice; which date may be referred to hereinafter as the "Possession Date."

         11. Punch List. If, as a result of the aforementioned joint inspection, Tenant discovers minor deviations or variations from the Approved Plans of a nature commonly found on a "punch list" (as that term is used in the construction industry), Tenant shall promptly notify Landlord of such deviations; provided, however, that in the event of a dispute, Landlord (or Landlord's Architect) and Tenant (or Tenant's architect) shall negotiate in good faith, using their reasonable discretion, to determine which items constitute punch list items. The existence of such punch list items shall not postpone the Commencement Date of this Lease nor the obligation of Tenant to pay Rent, additional rent or any other charges due under this Lease.

         12. Provisions Regarding Tenant's Work. The following shall apply with respect to Tenant's Work, and any subsequent alterations to the Premises (hereafter, "alterations") by Tenant made pursuant to section 15 of the Lease.

                  (A) First-Class Lien-Free Completion. Tenant shall only use new, first-class materials in connection with Tenant's Work and alterations, and same shall be paid for in full and in a timely fashion by Tenant, and shall be performed in a lien-free, first-class, and good and workmanlike manner, and in accordance with applicable codes and requirements. Tenant's Work and alterations shall comply with the requirements of the Americans with Disabilities Act ("ADA").
                  (B) Bonding. All contractors and subcontractors performing any work on behalf of Tenant within the Premises shall be subject to Landlord's approval, and shall be bonded (or, at Landlord's option, bondable) and licensed to do business in jurisdiction within which the Premises is located.

                  (C) Insurance Requirements During Construction.

                           (1) Tenant shall secure, pay for, and maintain, or
cause its contractors and subcontractors to secure, pay for, and maintain, during the continuance of construction and fixturing work within the Premises, all of the insurance policies required in the amounts as set forth herein, together with such insurance as may from time to time be required by city, county, state or federal laws, codes, regulations or authorities.

                           (2) Tenant's Work and alterations may not commence,
nor may either party permit its contractors and subcontractors to commence any work, until all required insurance has been obtained, and, if Landlord requests, until Tenant's certificates of such insurance have been delivered to Landlord. Tenant's insurance policies shall name the Landlord, Landlord's mortgagee(s) and Landlord's Architect and general contractor for the Premises as additional insureds. Tenant's certificates of insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days' prior written notice to Landlord.

                           (3) Landlord shall have the right to require Tenant,
and Tenant shall have the duty, to stop work in the Premises immediately if any of the coverage Tenant is required to carry herein lapses during the course of the work, in which event Tenant's Work (or alterations) may not be resumed until the required insurance is obtained and satisfactory evidence of same is provided to Landlord.

                           (4) In the event Tenant employs a contractor or
subcontractor to perform all or part of Tenant's Work and/or alterations, Tenant shall purchase, or cause its contractor to carry, General Contractor's and Subcontractor's Required Minimum Coverages and Limits of Liability as follows (the insurance required under this Exhibit C shall be in addition to any and all insurance required to be procured by Tenant pursuant to the terms of the Lease):

                                    (i) Worker's Compensation, as required by
                           state law, and Employer's Liability Insurance with a limit of not less than $2,000,000 (or more if required by the law of the State) and any insurance required by any Employee Benefit Act or similar statute applicable where the work is to be performed, as will protect the contractor and subcontractors from any and all liability under the aforementioned act(s) or similar statute.

                                    (ii) Comprehensive General Liability
                           Insurance (including Contractor's Protective
                           Liability) in an amount not less than $5,000,000 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof (combined single limit coverage) with a minimum aggregate limit of $5,000,000. Such insurance shall insure Tenant's general contractor against any and all claims for personal injury, death, and damage to the property of others arising from its operations under its contract, whether such operations are performed by Tenant's contractors, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them.

                                    (iii) Comprehensive Automotive Liability
                           Insurance, for the ownership, maintenance, or operation of any automotive equipment, whether owned, leased, or otherwise held, including employer's non-ownership and hired car liability endorsements, in an amount not less than $2,000,000 per occurrence and $2,000,000 aggregate, combined single limit bodily injury and property damage liability.

         (D) Tenant agrees that Landlord will have the right to inspect the performance of Tenant's Work or alterations by Tenant's contractor(s) and subcontractor(s), through Landlord's construction manager, and Tenant agrees to cooperate with Landlord to facilitate such inspection, including without limitation: (a) notifying Landlord and such construction manager prior to any and all government inspections of Tenant's Work so that Landlord's construction manager can be present therefor; (b) permitting Landlord's construction manager free and clear access to the Premises during the construction period, as necessary to perform such inspections, and (c) complying (or causing its contractor to comply) with the reasonable directions of such construction manager in connection with Tenant's Work or alterations, as long as such directions are not inconsistent with the Approved Plans. Landlord shall use reasonable efforts not to interfere unreasonably with the performance of Tenant's Work during the course of any inspections by Landlord or Landlord's construction manager pursuant to this Paragraph 12(D)

         (E) In the performance of Tenant's Work or alterations in accordance with this Lease, Tenant shall cause its contractor to use reasonable and diligent efforts not to interfere with ongoing operations in the Building. Without limiting the foregoing, Tenant agrees to cause its contractor to use reasonable and diligent efforts to minimize excess noise, and to limit its construction activities to the portion of the Premises being constructed and those portions of the common area (if any) in which Tenant is permitted to perform alterations or Tenant's Work in accordance with the Approved Plans.

         (F) Tenant's contractor shall be responsible for all utility costs associated with the performance of Tenant's Work or alterations and shall either supply its own electricity and other utilities, or shall reimburse Landlord for all utility consumption associated with such work. Tenant's contractor shall keep all construction areas reasonably clean and free of trash and debris, and shall police the activities of its contractors, subcontractors and their respective employees with regard to keeping the Building and land clean, and not disturbing the other tenants and occupants of the Building in the course of such construction activities. Tenant agrees to follow (or to cause its contractors and subcontractors to follow) all reasonable directions given to Tenant or its contractor and subcontractors by Landlord's construction manager. Tenant's construction contract shall indemnify Tenant and Landlord from damages, losses and expenses associated with the acts and omissions of Tenant's contractor, its agents, employees and subcontractors, and shall otherwise be subject to Landlord's prior reasonable approval.

         (G) Tenant shall provide to Landlord copies of all applications for permits, copies of all governmental inspection reports and/or certificates, and any and all notices or violations communicated to Tenant or its contractors by applicable governmental authorities, promptly upon receipt and/or submission thereof, as the case may be. Tenant agrees to comply (or to cause its contractors to comply) with all applicable federal, state and local laws, regulations and ordinances in the performance of Tenant's Work or alterations, and to promptly rectify any violations of such laws caused by the acts or omission of Tenant, its employees, agents and/or contractors, and Tenant shall be responsible for any non-compliance by Tenant or its agents, employees and contractors. In the event (i) of any violation of this Exhibit C, or (ii) the construction of any improvements in the Premises which are not within the scope of the Approved Plans (or other Landlord-approved plans), Landlord shall have the right to cause Tenant and Tenant's contractor to stop Tenant's Work or alterations and to remove any such improvements which have been constructed in violation of the Approved Plans (or other Landlord-approved plans) or this Exhibit C at Tenant's expense, and to seek any and all appropriate legal and equitable relief in order to enforce the provisions of this Exhibit C.

                                    EXHIBIT D

                              Rules and Regulations


         1. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant, its agents or employees or used by any of them for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators, and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Neither Tenant nor its agents, employees or invitees shall go upon the roof of the Building without the prior written consent of Landlord.

         2. No sign, placard, picture, name, advertisement or notice, visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

         3. Tenant shall not allow a fire or bankruptcy sale or any auction to be held on the Premises or allow the Premises to be used for the storage of merchandise held for sale to the general public.

         4. Tenant shall not use or permit the use of the Premises for lodging. No cooking shall be done or permitted by Tenant on the Premises, except the use of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, and a microwave oven, shall be permitted, provided that such use is in accordance with all applicable federal, state and city laws, codes ordinances, rules and regulations.

         5. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Premises. Tenant shall not cause or permit any unnecessary labor by reason of carelessness or indifference in the preservation of good order and cleanliness, on the part of Tenant, its agents, employees or contractors. Janitor services will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by agreement in writing, such service is extended to a later hour for specifically designated rooms.

         6. Unless specified otherwise in the Lease, Landlord will furnish Tenant free of charge with two keys to each door lock in the Premises. Landlord may make a reasonable charge for additional keys. Tenant shall not have any additional keys to the Premises made. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises without the prior written consent of Landlord, and Tenant shall in each such case shall furnish Landlord with a key for any such lock. Tenant, upon the expiration or termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to the Tenant.

         7. Landlord shall designate how all office equipment, furniture, appliances and other large objects or property ("Equipment") shall be moved in and/or out of the Building. The persons employed to move any Equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all Equipment brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss or damage to any such Equipment from any cause, and all damage done to the Building by moving or maintaining such Equipment shall be prepaid at the expense of Tenant.

         8. Tenant shall not permit, use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation and maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul obnoxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or to other occupants of the Building by reason of noise, odors, or vibrations, or interfere in any way with other Building tenants or those having business therein.

         9. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

         10. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Sundays, legal holidays and on Saturdays any person who, in Landlord's sole opinion, has no legitimate business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing and/or locking of doors.

         11. The directory of the Building will be provided for the display of the name and location of Tenants. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord in writing and, if so approved, a charge will be made therefore.

         12. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord, and such items shall be installed as instructed by Landlord.

         13. Tenant shall not permit or obtain for use in the Premises, ice, water, food, beverage, towel or other similar services, except in accordance with any reasonable regulations therefor as may be established by Landlord.

         14. Tenant shall ensure that the doors of the Premises are closed and locked, and that all water faucets, water apparatus and utilities are shut off before Tenant or Tenant's employees leave the Premises, so as to prevent waste or damage, and for any default or carelessness in this regard Tenant shall be responsible for any and all injuries sustained by other tenants or occupants of the Building and/or Landlord. All tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

         15. All Building toilet rooms, toilets, urinals, wash basins and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by that Building tenant who, or whose agents, employees or invitees, shall have caused it.

         16. Except with the prior written consent of Landlord, Tenant shall not sell, nor shall Tenant permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or any business or activity other than that specifically provided for in Tenant's Lease.

         17. Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building without Landlord's prior written consent.

         18. Hand trucks shall not be used in any space or public halls of the Building, either by Tenant or others, except those equipped with rubber tires and side guards or such other material-handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises.

         19. Tenant agrees to coordinate all moving activity of office equipment and furniture in and out of the Building with Landlord or Landlord's agent, and to use the services of an insured professional moving company. Tenant acknowledges that any attempt to bring in or take out any office equipment or furniture from the Building without prior written approval of Landlord or Landlord's agent will be prevented by the on-site security guard.

         20. Tenant shall store all its trash and garbage within the Premises. No material shall be placed in the trash boxes, receptacles or common areas if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage as is required by Landlord for the Building, without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

         21. Canvassing, soliciting, distribution of handbills, or any other written material peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

         22. Tenant agrees to abide by all governmental rules and regulations pertaining to thermostatic control of the temperature of the Premises.

         23. Tenant agrees not to allow or keep any animals or pets of any kind on the Premises, except those seeing-eye dogs which are for the direct purpose of aiding and assisting the visually impaired.

         24. Any request Tenant makes to Landlord will be attended to only upon application by telephone or in person at the office of Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

         25. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular Building tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other Building tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

         26. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building, including Tenant's Lease.

         27. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care, and cleanliness of the Building, and for the preservation of good order therein.

                                    EXHIBIT E

                        Declaration of Lease Commencement


         THIS DECLARATION is attached to and made a part of that certain Deed of Lease dated the day of ______________, 1999, (the "Lease") entered into by and between WESTWOOD CENTER, L.L.C., a Delaware limited liability company ("Landlord") and SAGE NETWORKS, INC., a Delaware corporation ("Tenant").

         Landlord and Tenant are parties to the Lease. All capitalized terms used herein shall have the same meaning as was ascribed to such terms in the Lease, unless otherwise indicated.

         Landlord and Tenant do hereby declare that (a) the "Commencement Date" is hereby established to be ________________ and (b) the Term of the Lease shall expire on __________________________. The Lease is in full force and effect as of the date hereof, Landlord has fulfilled all of its obligations under the Lease required to be fulfilled by Landlord on or prior to such date with the exception of punch list items, and Tenant has no right of setoff against any rentals.

         IN WITNESS WHEREOF Landlord and Tenant have executed this Declaration as of the ___ day of ________________, 1999.

WITNESS/ATTEST:                        LANDLORD:

                                            WESTWOOD CENTER, L.L.C.



                                            By:___________________________(SEAL)
                                            Name:
                                            Title:


                                            TENANT:

                                            SAGE NETWORKS, INC.



                                            By:___________________________(SEAL)
                                            Name:  ____________________________
                                            Title:  ___________________________

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                                    EXHIBIT F

                          FORM OF ESTOPPEL CERTIFICATE


Date: _________________


_______________________

_______________________

_______________________

_______________________

         Re: Lease of 13,171 rentable square feet of space on the 1st floor (the "Premises") of the building located at 8619 Westwood Center Drive, McLean, Virginia

Dear Sirs:

         This estoppel certificate is given to you such that you, your lenders and partners, and their respective successors and assigns, may rely on the contents hereof in connection with your acquisition/financing of the project described herein. The undersigned, Sage Networks, inc., a Delaware corporation ("Tenant"), having an address of 8619 Westwood Center Drive, McLean, Virginia is the tenant under that certain Deed of Lease for the above Premises dated _____________ ___, ____, the term of which expires on __________________, 20__, which Premises is owned by Westwood Center, L.L.C., a Delaware limited liability company ("Landlord/Assignor"). A copy of the Deed of Lease and any amendments, exhibits and addenda thereto is attached hereto as Exhibit A (the "Lease"). Tenant hereby represents to Landlord and to ____________________________ ("Assignee" or "lender"), its lender's partners and assignees as follows:

         (a)      Tenant has accepted and is occupying the Premises;

         (b) the Lease has not been modified or amended except as stated in the documents attached hereto as Exhibit A, and constitutes the entire agreement between Landlord and Tenant;

         (c)      the Lease is in full force and effect;

         (d) all construction, build-out, improvements, alterations, or additions to the Premises required to be made by Landlord under the Lease have been fully completed in accordance with the terms of the Lease, and have been accepted by Tenant;

         (e) to the best of Tenant's knowledge, having undertaken reasonable investigation and inquiry, and as of the date of execution hereof, Tenant is not in default under the Lease and no circumstance exists which, with the giving of notice or the passage of time would create such a default. To the best of Tenant's knowledge, having undertaken reasonable investigation and inquiry, and as of the date of execution hereof, Landlord is not in default under the Lease and no circumstances exist under which with the giving of notice or the passage of time would create such a default.

         (f) Tenant has not received any free rent, partial rent, rebates, rent abatements, rent concessions, or any other economic concession (rental or otherwise) or similar compensation not expressed in the Lease;

         (g) there are no offsets or credits against rentals nor have rentals been prepaid, except as expressly provided by the terms of the Lease, and there are no known defenses or counterclaims to Tenant's future obligation to pay the specified rentals at the times


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                  required in accordance with the terms of the Lease.

         (h)      The Lease Expiration Date is ___________________;

         (i) Tenant has not exercised any options or rights to renew, extend, amend, modify or change the term of the Lease. Tenant has no right to extend the Term of the Lease except as set forth in Section 51 of the Lease.

         (j) Tenant acknowledges that the Lease and the rents payable thereunder are to be assigned to Assignee, and upon notice of the assignment Tenant shall thereafter make all rental payments required under the Lease to the Assignee.

         (k) the current Monthly Base Rent is $___________. Monthly Base Rent has been paid through ______________. No rent has been prepaid for more than one month. Tenant is obligated to pay Tenant's Share of Increases in Operating Costs and Real Estate Taxes in the amounts as set forth in the Lease. Tenant's estimated share of Operating Costs and Real Estate Taxes have been paid through __________________. Tenant has no claim of overpayment of additional rent for calendar years prior to (the immediately preceding calendar year);

         (l) Tenant has posted a security deposit of $____________ to be held by Landlord pursuant to the terms of the Lease, of which $_____________ remains held by Landlord.

         (m) all insurance required by Tenant under the Lease has been obtained and maintained by Tenant and all premiums therefor have been paid;

         (n) the address for notices to Tenant under the Lease is correctly set forth above;

         (o) the person signing this letter on behalf of Tenant is a duly authorized agent of the Tenant;

         (p) having undertaken no independent investigation or inquiry, Tenant has no actual knowledge of the presence of any "hazardous materials", "toxic substances" or "hazardous substances" as defined and regulated by any federal or state governmental agency or instrumentality on or about the Premises;

         (q)      Tenant has not:

                  (i) made a general assignment for the benefit of creditors;

                  (ii) commenced any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors;

                  (iii) had any involuntary case, proceeding or other action commenced against it which seeks to have an order for relief entered against it, as debtor, or seeks reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors;

                  (iv) subleased all or any part of the Premises or assigned the Lease, or otherwise transferred its interest in the Lease or the Premises except as

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                           follows___________________________________;

                  (vi) had a trustee, receiver, custodian or other similar official appointed for or take possession of all or any material part of its property or had any court take jurisdiction of any other material part of its property; or

                  (vii) filed and is not subject of any filing for bankruptcy or reorganization under the federal bankruptcy code or any state statutes of similar import.

                                       TENANT:

                                       SAGE NETWORKS, INC.


                                       By: ____________________________________
                                       Name:___________________________________
                                       Title:__________________________________

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                       EXHIBIT "A" TO ESTOPPEL CERTIFICATE

                    [Attach copy of Lease and any amendments]

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                                    EXHIBIT G

                         Tenant's Financial Information

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                                    EXHIBIT H

                                Existing Fixtures

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